                                                               Exhibit 99(b)(3)

FACILITY AGREEMENT
---------------------------------------




FBG TREASURY (EUROPE) B.V.
FBG TREASURY (USA) INC.
FBG TREASURY (UK) PLC
FBG TREASURY (AUST.) LIMITED
FBG CANADIAN TREASURY INC.
FOSTER'S BREWING GROUP LIMITED
BANK OF AMERICA NATIONAL ASSOCIATION (FORMERLY KNOWN AS BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION )

BA AUSTRALIA LIMITED

BANK OF AMERICA CANADA

BANK OF AMERICA NATIONAL ASSOCIATION (FORMERLY KNOWN AS BANK OF
AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION) AMSTERDAM BRANCH









ARTHUR ROBINSON & HEDDERWICKS
Stock Exchange Centre
530 Collins Street
Melbourne  3000  Australia
Tel  61  3 9614 1011
Fax  61  3 9614 4661

lymm M0110056630v3 894231

(C) Copyright Arthur Robinson & Hedderwicks 2000


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                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------


TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATION                                       2

         1.1      Definitions                                                 2
         1.2      Interpretation                                              9
         1.3      Trust Deed                                                  9
         1.4      Repayment and prepayment                                    9
         1.5      Principal                                                  10
         1.6      Replacement of existing Facility Agreement                 10
         1.7      Obligation to Indemnify                                    10

2.       COMMITMENT                                                          11

         2.1      Commitment                                                 11
         2.2      Cancellation at end of Availability Period                 11
         2.3      Cancellation during Availability Period                    11

3.       PURPOSE                                                             11

4.       SELECTION OF FUNDING PERIODS                                        11

5.       REPAYMENT                                                           12
         5.1      Repayment                                                  12

6.       PREPAYMENT AND CASH COVER                                           12
         6.1      Voluntary prepayments                                      12
         6.2      Special prepayments                                        12
         6.3      Limitation on prepayments                                  12
         6.4      Interest, break and other costs                            12
         6.5      Repayment or cash cover                                    13
         6.6      Interest                                                   13
         6.7      Application                                                13
         6.8      Repayment of cash cover                                    13
         6.9      Notification of amount                                     13

                                                                        PAGE(I)




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                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

7.       STERLING CASH ADVANCE FACILITY                                   14

         7.1      Advance of Segment                                      14
         7.2      Interest rate and notification                          14
         7.3      Basis of calculation of interest                        15
         7.4      Payment of interest                                     15
         7.5      Netting off                                             15
         7.6      Additional domestic Sterling costs                      15

8.       A$ CASH ADVANCE FACILITY                                         15
         8.1      Advance of Segment                                      15
         8.2      Interest rate and notification                          16
         8.3      Basis of calculation of interest                        16
         8.4      Payment of interest                                     16
         8.5      Netting off                                             16

9.       CDN$ CASH ADVANCE FACILITY                                       17
         9.1      Advance of Segment                                      17
         9.2      Interest rate and notification                          17
         9.3      Basis of calculation of interest                        18
         9.4      Payment of interest                                     18
         9.5      Netting off                                             18

10.      US$ CASH ADVANCE FACILITY                                        18
         10.1     Advance of Segment                                      18
         10.2     Interest rate and notification                          19
         10.3     Basis of calculation of interest                        19
         10.4     Payment of interest                                     19
         10.5     Netting off                                             19

11.      EURO CASH ADVANCE FACILITY                                       19
         11.1     Advance of Segment                                      19
         11.2     Interest Rate and Notification                          20
         11.3     Basis of calculation of Interest                        20
         11.4     Payment of Interest                                     20
         11.5     Netting off                                             20

                                                                     PAGE (II)
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                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------


12.      STERLING BILL FACILITY                                           21
         12.1     Commitment                                              21
         12.2     Requirements of Bills                                   21
         12.3     Authority                                               22
         12.4     Acceptance                                              22
         12.5     Acceptance and Discount                                 23
         12.6     Indemnity                                               23
         12.7     Cash cover                                              24
         12.8     Netting off                                             24

13.      A$ BILL FACILITY                                                 24
         13.1     Commitment                                              24
         13.2     Requirements of Bills                                   25
         13.3     Authority                                               25
         13.4     Acceptance                                              26
         13.5     Acceptance and Discount                                 26
         13.6     Indemnity                                               27
         13.7     Cash cover                                              27
         13.8     Netting off                                             27

14.      BANKER'S ACCEPTANCE FACILITY                                     28
         14.1     Advance of Segment                                      28
         14.2     Stamping Fee                                            28
         14.3     Indemnity                                               28
         14.4     Payment                                                 29
         14.5     Sale of Banker's Acceptances                            29

15.      PAYMENTS AND TAXATION                                            29
         15.1     Time and place                                          29
         15.2     No deduction                                            29
         15.3     Payment to be made on Business Day                      29
         15.4     Appropriation where insufficient moneys
                  available                                               29
         15.5     Additional payments                                     30
         15.6     Survival of obligations                                 30
         15.7     Reimbursement                                           30

                                                                  PAGE (III)



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                                                             ARTHUR ROBINSON
FACILITY AGREEMENT                                           & HEDDERWICKS
----------------------------------------------------------------------------

16.      CHANGES IN LAW                                                   31
         16.1     Increased costs                                         31
         16.2     Minimisation                                            32
         16.3     Survival of obligations                                 32

17.      ILLEGALITY                                                       32
         17.1     Illegality                                              32
         17.2     Bank of England requirements                            33

18.      CONDITIONS PRECEDENT AND SUBSEQUENT                              33
         18.1     Conditions precedent to drawdown                        33
         18.2     Conditions precedent to each Segment                    34
         18.3     Condition subsequent                                    34

19.      REPRESENTATIONS, WARRANTIES, COVENANTS AND EVENTS OF
         DEFAULT                                                          35
         19.1     Representations and Warranties                          35
         19.2     Trust Deed covenants                                    35
         19.3     Events of Default                                       35

20.      SET-OFF                                                          35
         20.1     Set-off                                                 35
         20.2     Currency exchange                                       35

21.      INDEMNITIES                                                      36

22.      CURRENCY INDEMNITY                                               36
         22.1     General                                                 36
         22.2     Liquidation                                             37

23.      STAMP DUTIES                                                     37
         23.1     Borrowers to pay                                        37
         23.2     FID etc included                                        37
         23.3     Indemnity                                               37

                                                                   PAGE (IV)

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                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
-----------------------------------------------------------------------------

24.      EXPENSES                                                         38

25.      WAIVERS, REMEDIES CUMULATIVE                                     38
         25.1     Waivers                                                 38
         25.2     Rights cumulative                                       38

26.      SEVERABILITY OF PROVISIONS                                       38

27.      SURVIVAL OF REPRESENTATIONS AND INDEMNITIES                      38
         27.1     Survival of representations                             38
         27.2     Continuing indemnities                                  39

28.      MORATORIUM LEGISLATION                                           39

29.      CONTROL ACCOUNTS                                                 39

30.      INTEREST ON OVERDUE AMOUNTS                                      39
         30.1     Default interest                                        39
         30.2     Rate                                                    39
         30.3     Basis of calculation                                    40
         30.4     Capitalisation                                          40
         30.5     Contingent amounts                                      40
         30.6     Risk fee                                                40

31.      FEES                                                             41

32.      ASSIGNMENTS                                                      41
         32.1     Assignments by Borrowers and Foster's
                  Brewing Group                                           41
         32.2     Assignment by Lenders                                   41
         32.3     Disclosure                                              41
         32.4     Change of Lending Office                                42
         32.5     No increased costs                                      42

33.      NOTICES                                                          42
         33.1     Notices                                                 42
         33.2     To Borrowers or Foster's Brewing Group                  43

                                                                    PAGE (V)
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                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

34.      AUTHORISED OFFICERS                                              44

35.      GOVERNING LAW AND JURISDICTION                                   45

36.      COUNTERPARTS                                                     45

37.      ACKNOWLEDGEMENT BY THE BORROWERS AND FOSTER'S BREWING
         GROUP                                                            45

38.      UK LENDER REPRESENTATIONS                                        46
         38.1     Eligible bank warranty                                  46
         38.2     Section 349 warranty                                    46
         38.3     Ceasing to be a Qualifying Lender                       46

39.      ATTORNEYS                                                        46

SCHEDULE 1                                                                47
         Lending Offices                                                  47

SCHEDULE 2                                                                49
         Additional Domestic Sterling Costs                               49

ANNEXURE A                                                                51
         Sterling Drawdown Notice                                         51

ANNEXURE B                                                                53
         A$ Drawdown Notice                                               53

ANNEXURE C                                                                55
         Cdn$ Drawdown Notice                                             55

ANNEXURE D                                                                57
         US$ Drawdown Notice                                              57

ANNEXURE E                                                                58
         Euro Drawdown Notice                                             58


                                                                   PAGE (VI)

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

ANNEXURE F                                                                59
         Verification Certificate                                         59

                                                                  PAGE (VII)

                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
-----------------------------------------------------------------------------


DATE            Date 8 May 1996



PARTIES


      1. FBG TREASURY (EUROPE) B.V. of Strawinskylaan 3127, 1077 ZX Amsterdam, The Netherlands (TREASURY EUROPE)

      2. FBG TREASURY (USA) INC. of Suite 200, 103 Foulk Road, Wilmington, Delaware USA 19803 (TREASURY USA).

      3. FBG TREASURY (UK) PLC of Montrose House, Chertsey Boulevard, Hanworth Lane, Chertsey, Surrey KT16 9JX (TREASURY UK).

      4. FBG TREASURY (AUST.) LIMITED (ACN 006 865 738) of 77 South-bank Boulevard, Southbank Victoria, Australia (TREASURY AUST.).

      5. FBG CANADIAN TREASURY INC. of 175 Bloor Street East, North Tower, Suite 706, Toronto, Ontario M4W 3S4 (TREASURY CANADA).

      6. FOSTER'S BREWING GROUP LIMITED (ACN 007 620 886) of 77 Southbank Boulevard, Southbank Victoria, Australia (FOSTER'S BREWING GROUP)

      7. BANK OF AMERICA NATIONAL ASSOCIATION (FORMERLY KNOWN AS BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION) (ARBN 064 874
              531) of 555 California Street, San Francisco, USA acting through its Lending Offices listed in the First Schedule (the FIRST LENDER)

      8. BA AUSTRALIA LIMITED (ACN 004 617 341) of 19-29 Martin Place, Sydney, Australia, acting through its Lending Office listed in the First Schedule (the SECOND LENDER)

      9. BANK OF AMERICA CANADA of 200 Front Street West, Toronto, Canada acting through its Lending Office listed in the First Schedule (the THIRD LENDER).

      10. BANK OF AMERICA NATIONAL ASSOCIATION (FORMERLY KNOWN AS BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION), AMSTERDAM BRANCH acting through its Lending Office listed in the First Schedule (the FOURTH LENDER).

RECITALS

      A Each Borrower and Foster's Brewing Group have requested the Lenders together to provide the Borrowers with a facility under which financial accommodation of up to a maximum amount of Cdn$60,000,000 or its equivalent in Sterling, Australian dollars, US dollars, or Euros may be made available to the Borrowers.

                                                                       PAGE 1

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                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
-----------------------------------------------------------------------------


      B Each of the Borrowers and Foster's Brewing Group is party to the FBG Group Financing Trust Deed (the "Trust Deed") dated 21 February 1993 which will, when the Facilities provided under this Agreement become Approved Facilities under the Trust Deed, set out certain of the terms and conditions which apply to any financial accommodation which may be made available to each Borrower under this Agreement.

      C The Lenders (as defined below) comprise a Creditor Group and the First Lender (acting through its Melbourne Branch) shall be their Creditor Group Representative for the purposes of the Trust Deed.


IT IS AGREED as follows.

1.       DEFINITIONS AND INTERPRETATION

----------------------------------------------------------------
1.1      DEFINITIONS

         When used in this Agreement the following terms shall have the following meanings unless the context otherwise requires.

         "A$" or "AUSTRALIAN DOLLARS" means the lawful currency of Australia.

         "A$ CASH ADVANCE FACILITY" means the facility provided under Clause 8.

         "A$ BILL FACILITY" means the facility provided under Clause 12.

         "APPROVED FACILITY CERTIFICATE" means a certificate signed by an Authorised Officer of Foster's Brewing Group under Clause 8 of the Trust Deed.

         "AVAILABILITY PERIOD" means the period commencing on the date of this Agreement and expiring on the Repayment Date or, if earlier, the date on which the Commitment is cancelled.

         "BANK BILL RATE" in relation to a Funding Period for a Segment under the A$ Cash Advance Facility or the A$ Bill Facility means:

        (a) the bid rate displayed at or about 10.30 am (Sydney time) on the first day of that Funding Period on the Reuters screen BBSY page for a term equivalent to the Funding Period; or

        (b)      if:

                 (i) for any reason there are no rates displayed for a period equivalent to that Funding
                          Period; or

                 (ii) the basis on which those rates are displayed is changed and in the opinion of the Relevant Australian Lender those rates cease to reflect the Lender's cost of funding to the same extent as at the date of this Agreement,

                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
-----------------------------------------------------------------------------

                                    then the Bank Bill Rate will be the rate
                       determined by the Relevant Australian Lender to be the arithmetic mean of the bid rates quoted to the Relevant Australian Lender by each of the three Australian banks selected by the Relevant Australian Lender at or about that time on that date for bills of exchange which are accepted by an Australian bank selected by the Relevant Australian Lender and which have a term equivalent to the Funding Period. If there are no bid rates the rate will be the rate determined by the Relevant Australian Lender to be its cost of funds.

         Rates will be expressed as a yield per cent per annum to maturity.

         "BANKER'S ACCEPTANCE" means a drawing in Canadian dollars by Treasury Canada on the Third Lender and accepted or stamped by the Third Lender pursuant to this Agreement.

         "BANKER'S ACCEPTANCE FACILITY" means the facility provided under Clause 13.1.

         "BILL" means

         (a) in relation to the Sterling Bill Facility, a bill of exchange, as defined in the Bills of Exchange Act 1882 (UK) and denominated in Sterling; or

         (b) in relation to the A$ Bill Facility, a Bill of exchange as defined in the Bills of Exchange Act 1909 (Australia) and denominated in A$,

         which is, or is to be, accepted or accepted and discounted under this Agreement.

         "BILL FACILITY" means the A$ Bill Facility or the
         Sterling Bill Facility.

         "BORROWER" means Treasury Europe, Treasury USA,
         Treasury UK, Treasury Aust., or Treasury Canada.

         "BUSINESS DAY" means:

         (c) in the case of any drawing or payment under, or the determination of any interest rate or the length of any Funding Period in respect of:

                  (i) the Sterling Bill Facility or the Sterling Cash Advance Facility, a week day on which banks are open for business in London;

                  (ii) the A$ Cash Advance Facility or the A$ Bill Facility, a week day on which banks are open for business in Melbourne and Sydney;

                  (iii) the US$ Cash Advance Facility, a week day on which banks are open for business in Toronto, New York City and San Francisco;

                  (iv) the Cdn$ Cash Advance Facility or the Banker's Acceptance Facility, a week day on which banks are open for business in Toronto;
                                                                        PAGE 3

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                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

                  (v) the Euro Cash Advance Facility, a week day on which banks are open for business in Amsterdam and the location of the Fourth Lender;

(d) for the purpose of determining an Exchange Rate, a week day on which the London foreign exchange market is open;

(e) where any other payment is to be made or an action is to be performed under or for the purposes of this Agreement, a week day on which banks are open for business in Melbourne and the place where that payment is to be made or that action is to be performed.

         "CASH ADVANCE FACILITY" means the Sterling Cash Advance Facility, A$ Cash Advance Facility, the Cdn$ Cash Advance Facility or the US$ Cash Advance Facility, or the Euro Cash Advance Facility.

         "CDN$" or "CANADIAN DOLLARS" means the lawful currency of Canada.

         "CDN$ CASH ADVANCE FACILITY" means the facility provided under Clause
         9.

         "COMMITMENT" means, save as otherwise provided herein, Cdn$60,000,000 as reduced or cancelled under this Agreement.

         "CURRENT CANADIAN DOLLAR VALUE" means on any day in relation to a Segment or part of a Segment:

         (a) denominated in Sterling, Australian dollars, US dollars or Euros the principal amount of that Segment or part as at that day converted to Canadian dollars on that day at the Exchange Rate applicable to that day; and

         (b) denominated in Canadian dollars, the principal amount of that Segment or part as at that day.

         "DRAWDOWN DATE" means:

         (a) in relation to the Sterling Bill Facility, the Sterling Cash Advance Facility, the A$ Bill Facility, the A$ Cash Advance Facility, the Cdn$ Cash Advance Facility, the US$ Cash Advance Facility or the Euro Cash Advance Facility, the date on which any Segment under this Agreement is or is to be drawn;
                  and

         (b) in relation to the Banker's Acceptance Facility, the date on which any Banker's Acceptances are to be accepted or stamped by the Third Lender in accordance with this Agreement.

         "DRAWDOWN NOTICE" means a notice given or to be given in accordance with Clauses 7.1, 8.1, 9.1, 10.1, 11.1, 12.1, 13.1 , or 14.1 as the
         case may be.

         "ELIGIBLE STERLING BILL" means, in relation to the Sterling Bill Facility, a Bill eligible for rediscount at the Bank of England.

         "ELIGIBLE STERLING DISCOUNT RATE" means, in relation to any Bill comprising a Segment under the Sterling Bill Facility, to be accepted and discounted pursuant to Clause 12, the finest rate (as determined by the First Lender, save in any case of manifest error, at or about 11.00 a.m. (London time) on the proposed Drawdown Date in respect of that
         Bill) at which Eligible Sterling Bills of an aggregate face value and Tenor equivalent to the Bills then


                                                                         PAGE 4

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                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
-----------------------------------------------------------------------------


         proposed to be discounted by the First Lender on that date can be discounted by the First Lender in the London discount market on that Drawdown Date.

         "EURO" and "EUR" each mean the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

         "EURO CASH ADVANCE FACILITY" means the facility provided under Clause
         11.

         "EURO LIBOR" means in relation to a Funding Period of a Segment under the Euro Cash Advance Facility:

         (a) the rate (rounded upwards if necessary to 3 decimal places) displayed as the EUR rate on the Reuters screen page LIBOR01 for a term equivalent to that Funding Period for the value date which is the first day of that Funding Period;

         (b) where in the opinion of the Fourth Lender there is no or is no longer a Reuters screen page appropriate for the Euro for that Funding Period, the Fourth Lender may specify another publicly available page and the rate will be determined from that page in the same manner; or

         (c)      if:

                  (i) for any reason there are no rates displayed for a term equivalent to that Funding
                          Period for the Euro; or

                  (ii) the basis on which those rates are displayed is changed and in the opinion of the Fourth Lender those rates cease to reflect the Fourth Lender's cost of funding to the same extent as at the date of this Agreement, then Euro Libor will be the rate determined by the Fourth Lender to be the arithmetic mean of the rates quoted to it by four leading banks selected by it in the Euro-zone interbank market or the London interbank market at or about 11.00am (Brussel's time) two Business Days before that Funding Period for the making of Euro deposits with the Fourth Lender for a term comparable to that Funding Period.

         "EURO-ZONE" means the region comprised of the participating member states in the European Economic and Monetary Union.

         "EXCHANGE RATE" means with respect to a currency on a date:

         (a) the arithmetic mean of the bid rate and the ask cross rates for the relevant currency as displayed at or about 10.20 am (Sydney time) on that date on the Reuters screen Canadian dollar cross rates page; or

         (b) if no such rate is available at the time that a currency conversion is required to be carried out under this Agreement on that date, such rate as so displayed on the preceding Business Day.
                                                                        PAGE 5

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
-------------------------------------------------------------------------------


         "EXCLUDED TAX" means:

         (a) any Tax imposed by any jurisdiction on the net income of a Lender as a consequence of that Lender being a resident of or organised or doing business in that jurisdiction;

         (b) any Tax of the United Kingdom which is calculated on or by reference to the gross amount of any payments of interest or Margin (without allowance for any deduction) derived under any Relevant Document or any other document referred to in any Relevant Document by the First Lender as a result of the First
                  Lender:

                  (i)     not being a bank as defined for the purposes of
                          Section 349 of the Income and Corporation Taxes Act 1988 (UK); or

                  (ii) if it is such a bank, not being within the charge to United Kingdom corporation tax with respect to such payments but not any other Tax:-

         (c) which is calculated on or by reference to the gross amount of any payments (without the allowance of any deduction) derived under any Relevant Document or any other document referred to in any Relevant Document by a Lender; or

         (d) which is imposed as a result of a Lender being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to any Relevant Document or any transaction contemplated by any Relevant Document.

         "FACILITY" means the Sterling Bill Facility, the Sterling Cash Advance Facility, the A$ Bill Facility, the A$ Cash Advance Facility, the Cdn$ Cash Advance Facility, the US$ Cash Advance Facility, the Euro Cash Advance Facility or the Banker's Acceptance Facility.

         "FEE LETTER" means the fee letter dated 16 November, 1995 from the First Lender to Foster's Brewing Group, as updated or replaced from time to time by any of the Lenders.

         "FUNDING PERIOD" means in relation to a Segment of:
         (a) a Bill Facility or the Banker's Acceptance Facility, the Tenor of the relevant Bills or Banker's Acceptance (as the case may be) comprising that Segment; and

         (b) a Cash Advance Facility, a period for the fixing of interest rates for, and the funding of, such Segment,

         such period to commence on the Drawdown Date of that Segment and have a duration selected under Clause 4.

         "LENDER" means any of the First Lender, the Second
         Lender, the Third Lender and the Fourth Lender.

         "LENDING OFFICE" means, in respect of a Facility and payments to be made to a Lender in a particular currency, the office of that Lender so designated in the First Schedule or such other branch, office or agency as it may, subject to
                                                                        PAGE 6

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                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------



         Clause 32.4, designate for the purposes of this Agreement by notice to Foster's Brewing Group.

         "LIBOR" in relation to a Funding Period of a Segment under the Sterling Cash Advance Facility or the US$ Cash Advance Facility means:

         (a) the rate determined by the First Lender (in the case of the Sterling Cash Advance Facility) or the Third Lender (in the case of the US$
                  Cash Advance Facility) to be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates displayed on the Reuters screen page LIBOR (in the case of a Segment under the US$ Cash Advance
                  Facility) or LIBP (in the case of a Segment under the Sterling Cash Advance Facility) for a term equivalent to that Funding Period for the value date which is the first day of that Funding Period;
         (b) where in the opinion of the First Lender or the Third Lender (as the case may be), there is no or is no longer a Reuters screen page appropriate for the relevant currency, the First Lender or the Third Lender (as the case may be) may specify another publicly available page and the rate will be determined from that page in the same manner; or
         (c)      if:

                  (i) for any reason there are no rates displayed for a term equivalent to that Funding
                          Period for the currency of the
                          relevant Segment; or

                  (ii) the basis on which those rates are displayed is changed and in the opinion of the First Lender or the Third Lender (as the case may be), those rates cease to reflect that Lender's cost of funding to the same extent as at the date of this Agreement, then LIBOR will be the rate determined by the First Lender or the Third Lender (as the case may be) to be the arithmetic mean of the rates quoted to it by three leading banks selected by it in the London Interbank Market or, in the case of eurosterling, the Paris or Brussels Interbank Market at or about 11.00am (London time) two Business Days before that Funding Period (or, in the case of domestic Sterling, on the first day of that Funding Period) for the making of deposits with the First Lender or the Third Lender (as the case may be) in the currency of the relevant Segment and for a term comparable to that Funding Period.

         Each arithmetic mean will be rounded up, if necessary, to the nearest 1/16th of 1%.

         "MARGIN" means the margin set out in the Fee Letter.

         "PRIME INTEREST RATE" means, in relation to a Funding Period of a Segment under the Cdn$ Cash Advance Facility, the variable rate of interest per annum determined by the Third Lender from time to time as its rate for Canadian dollar loans made by the Third Lender in Canada from time to

                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
------------------------------------------------------------------------------


         time, being a variable per annum reference rate of interest adjusted automatically upon change by the Third Lender.

         "PRINCIPAL OUTSTANDING" means the aggregate principal amount of all outstanding Segments for the time being.

         "QUALIFYING LENDER" means

          (a) a bank which, when acting through its Lending Office in the United Kingdom is a bank as defined for the purposes of
                  Section 349 of the Income and Corporation Taxes Act 1988 (UK); and

          (b) such bank is and will continue to be within the charge to United Kingdom corporation tax in respect of any payments of interest and the Margin derived by it under this Agreement.

         Provided that if Section 349 of the Income and Corporation Taxes Act 1988 (UK) is amended or repealed, the First Lender shall have the power to amend Clause 38.2 of this Agreement at any time and from time to time, by notice to Treasury UK, in such manner as it may reasonably determine to be appropriate in the circumstances.

         "REPAYMENT DATE" means 31 August 2000, or such later date as Foster's Brewing Group and each of the Lenders may agree.

         "SAME DAY FUNDS" means:

         (a) in the case of Sterling, the manner of payment in Sterling which the First Lender specifies to Treasury UK as being customary at that time for the settlement of transactions of the type contemplated by this Agreement or, if no manner is specified, immediately available funds in Sterling;

         (b) in the case of Australian dollars, a bank cheque or other immediately available funds;

         (c) in the case of US dollars or Canadian dollars, the manner of payment in the currency concerned which the Third Lender specifies to Treasury (USA) or Treasury Canada (as the case may be) as being customary for the settlement in that currency of transactions of the type contemplated by this Agreement; or

         (d) in the case of Euros, the manner of payment in Euros which the Fourth Lender specifies from time to time to Treasury Europe as being customary at the time for settlement of transactions of the type contemplated by this Agreement or, if no manner is specified, immediately available funds in
                  Euros.

         "SEGMENT" means each portion of the amount advanced or provided or, as the context may require, to be advanced or provided, to a Borrower under a Facility which has the same Funding Period.

         "STERLING" or "(pound)" means the lawful currency of the United Kingdom.

         "STERLING BILL FACILITY" means the facility provided under Clause 12.

         "STERLING CASH ADVANCE FACILITY" means the facility provided under Clause 7.
                                                                          PAGE 8

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

         "TENOR" means, in relation to any Bill or Banker's Acceptance, the period from the Drawdown Date on which it is accepted until its maturity on the last day of the Funding Period relating to it, as specified in the Drawdown Notice relating to it.

         "TRUSTEE" means National Mutual Trustees Limited or any other person appointed as trustee under the Trust Deed.

         "UNDRAWN COMMITMENT" means, at any time, the Commitment less the aggregate Current Canadian Dollar Value of all outstanding Segments at that time.

         "US$" or "US DOLLARS" means the lawful currency of the United States of America.

         "US$ CASH ADVANCE FACILITY" means the facility provided under Clause
         10.

1.2      INTERPRETATION

         (a) Clauses 1.2, 1.3, 1.4 and 1.5 of the Trust Deed apply to this Agreement as if incorporated in this Agreement, except that all references in those Clauses to "Deed" and "Trustee" are replaced with "Agreement" and "Lender" respectively.

         (b) The Fee Letter shall be deemed to form part of this Agreement and references to "this Agreement" shall be construed accordingly.

1.3      TRUST DEED

         (a) Each party to this Agreement acknowledges and agrees that the financial accommodation made available or to be made available to the Borrowers by the Lenders under this Agreement is and shall be made available on the terms and conditions contained in the Trust Deed in addition to the terms and conditions of this Agreement.
         (b) Unless defined otherwise in this Agreement, terms defined in the Trust Deed bear the same meaning when used in this Agreement.

         (c) Each Lender confirms that it will be bound by any amendment agreed to, or waiver given in respect of, the provisions of the Trust Deed by the Trustee in accordance with the instructions of the Majority Creditors or all Creditors as the case requires in accordance with the terms of the amendment or waiver as if it were party to the relevant amendment agreement or had given the relevant waiver.
1.4      REPAYMENT AND PREPAYMENT

         In this Agreement references to "payable", "repayment" or "prepayment" (and like expressions) of:

         (a) all or part of a Segment of a Bill Facility, means payment to a Lender of the total face amount of all Bills comprising the Segment or part;

         (b) all or part of a Segment of a Cash Advance Facility, means payment to a Lender of the principal amount of the relevant Segment or part; and

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

         (c) all or part of a Segment of a Banker's Acceptance Facility, means payment to the Third Lender of the total face amount of all Banker's Acceptances comprising the Segment or part.


1.5      PRINCIPAL

         References to "principal" or "principal amount" mean, in relation to a Segment of:

         (a) a Bill Facility, the aggregate face amount of all Bills comprising that Segment or part;

         (b) a Cash Advance Facility, the principal amount of that Segment or part; and

         (c) a Banker's Acceptance Facility, the aggregate face amount of all Banker's Acceptances comprising the Segment or part.

1.6      REPLACEMENT OF EXISTING FACILITY AGREEMENT
         (a)      With effect on and from the date (the "Replacement

                  Date") on which the conditions precedent in Clause 17 have been satisfied, this Agreement will replace the Facility Agreement made on 31 August 1994 between Treasury UK, Foster's Brewing Group and the First Lender (the "Old Agreement").

         (b) No line, commitment or similar fees shall accrue in respect of the Commitment or the Undrawn Commitment during or in respect of any period during or in respect of which such fees are accruing on the commitment or the undrawn commitment under the Old Agreement.

         (c) If, on the Replacement Date, any accommodation provided to Treasury UK is outstanding, the First Lender shall be taken for all purposes of this Agreement to have provided that accommodation to Treasury UK under the Sterling Bill Facility or Sterling Cash
                  Advance Facility (as applicable).
                  Accordingly, the Commitment will be taken to have been utilised to the extent of the then
                  Current Canadian Dollar Equivalent of the amount of that accommodation.
         (d) Within 2 Business Days of the Replacement Date, the First Lender will provide Foster's Brewing Group with a certificate revoking the Approved Facility Certificate issued by Foster's Brewing Group in connection with the Old Agreement.

1.7      OBLIGATION TO INDEMNIFY

         Despite anything to the contrary in this Agreement, under Clause, 21, 22, 23 and 24 of this Agreement a Borrower is obligated only to pay or indemnify the Lender which provided or advanced amounts to it under the relevant Facility.

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

2.       COMMITMENT

2.1      COMMITMENT

         Subject to this Agreement the Lenders shall make the Facilities available to the Borrowers but so that the aggregate Current Canadian Dollar Value of all outstanding Segments will not at any time exceed the Commitment.

2.2      CANCELLATION AT END OF AVAILABILITY PERIOD

         At the close of business (Melbourne time) on the last day of the Availability Period the Commitment shall be cancelled.

2.3      CANCELLATION DURING AVAILABILITY PERIOD

         Foster's Brewing Group may from time to time on giving not less than 10 days' prior irrevocable notice to the First Lender cancel all or part of the Undrawn Commitment. If part, unless the First Lender otherwise agrees, such part shall be in a minimum of Cdn$2,000,000 and in an integral multiple of Cdn$2,000,000.

3.       PURPOSE

         The Facilities are intended for general corporate purposes and, accordingly, each of the Borrowers shall apply all amounts raised by it hereunder in or towards satisfaction of its general corporate financing requirements. The Lenders shall not be obliged to concern themselves with the application of amounts raised by the Borrowers hereunder.

4.       SELECTION OF FUNDING PERIODS


         (a) Subject to the subsequent provisions of this Clause, Funding Periods selected by the relevant Borrower shall be of:

                  (i) in the case of a Cash Advance Facility, 1, 3 or 6 months duration;
                  (ii) in the case of the Sterling Bill Facility, a period of not less than 30 days but up to 187 days;

                  (iii) in the case of the A$ Bill Facility, 1,2,3 or 6 months;

                  (iv) in the case of the Banker's Acceptance Facility, a period of not less than 30 days but up to 180 days,

                  or, if required, such other period as the relevant Lender may agree.

         (b) Should a Funding Period end on a day which is not a Business Day, such Funding Period shall be extended to the next Business Day in the same calendar month or, if none, the preceding Business Day.

         (c)      No Funding Period shall extend beyond the Repayment Date.

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

         (d) If a Borrower fails to select Funding Periods complying with this Clause the relevant Lender may vary any Drawdown Notice to ensure compliance.

5.       REPAYMENT

5.1      REPAYMENT

         (a)      Subject to Clauses 7.5, 8.5, 9.5, 10.5, 11.8 and 12.8, the
                  Borrowers shall repay each Segment on the last day of its Funding Period.

         (b)      Notwithstanding Clauses 7.5, 8.5, 9.5, 10.5, 11.8, 12.8 and
                  13.8 all Principal Outstanding owing by a Borrower shall be repaid by that Borrower on the Repayment Date together with all other amounts owing by it under this Agreement.

6.       PREPAYMENT AND CASH COVER

6.1      VOLUNTARY PREPAYMENTS

         (a) On giving not less than 10 days' prior irrevocable notice to the relevant Lender, a Borrower may prepay all or part of the Principal Outstanding owing by that Borrower. The notice must specify the amount and date of prepayment.

         (b) Unless the relevant Lender otherwise agrees, prepayment of part only of a Segment may only be made in a principal amount of a minimum of(pound)1,000,000, A$1,000,000,
                  US$1,000,000 Cdn$1,000,000 or Euro 1,000,000
                  (as applicable) and an integral multiple of (pound)1,000,000, A$1,000,000, US$1,000,000,
                  Cdn$1,000,000 or Euro 1,000,000 (as
                  applicable).

         (c)      Amounts prepaid under this Clause 6.1 may be redrawn.

6.2      SPECIAL PREPAYMENTS

         Each of the Borrowers and Foster's Brewing Group acknowledges that the Borrowers may be required to prepay the Facilities in accordance with Clause 5.5 of the Trust Deed and that the Lenders have entered into this Agreement and made the Facilities available in reliance on Clause
         5.5 of the Trust Deed.

6.3      LIMITATION ON PREPAYMENTS

         No Borrower may prepay all or any part of the Principal Outstanding except in accordance with this Agreement.

6.4      INTEREST, BREAK AND OTHER COSTS

         Each Borrower shall pay any interest accrued on any amount prepaid under this Agreement at the time of such prepayment, together with all other amounts in relation thereto, including but not limited to all amounts which are payable by it under Clause 21 as a result of the prepayment.
                                                                        PAGE 12

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

6.5      REPAYMENT OR CASH COVER

         If on any four consecutive Business Days the aggregate of the Current Canadian Dollar Value of all Segments drawn under the Facilities is greater that 120% of the Commitment then the Borrowers shall, upon the First Lender's request, on the second Business Day after the last of such four consecutive days:

         (a) repay such Segments and/or parts of Segments in their respective currencies in such aggregate principal amount; or

         (b) deposit with any Lender by way of cash cover for the liabilities of the Borrower to that Lender under this Agreement an amount, in Canadian dollars,

         so that after making the repayment or deposit the aggregate of the Current Canadian Dollar Value of all Segments drawn under the Facilities (after deducting the amount of any such deposit) does not exceed the Commitment as at the date of the repayment or deposit.

6.6      INTEREST

         All amounts deposited with a Lender by way of cash cover under Clause 6.5(b) (and any interest on such amounts) shall accrue and be credited interest at a rate and in the manner the Lender determines would apply to deposits at call in accordance with its normal procedures.

6.7      APPLICATION

         Without limiting any other provision of this Agreement the Lender which holds any deposit made under Clause 6.7 may at any time after the occurrence of an Event of Default which would entitle a Lender or the Trustee to make a declaration under clause 5.2(A) or (B) of the Trust Deed apply any such cash cover and/or any such interest in payment of the Principal Outstanding and any other moneys then payable by the Borrower which provided the cash cover to the Lender.

6.8      REPAYMENT OF CASH COVER

         Any amount (or interest on such amount) deposited by way of cash cover under Clause 6.5(b) shall be repaid to the Borrower which deposited it on the second Business Day following the date on which the aggregate of the Current Canadian Dollar Value of all Segments drawn under the Facilities has been not greater than the Commitment for a period of four consecutive Business Days provided no Event of Default which would entitle a Lender or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed has occurred and, if such an Event of Default has occurred, when the Principal Outstanding and all other moneys owing to each of the Lenders have been fully and finally paid.

6.9      NOTIFICATION OF AMOUNT

         The Lender which holds any deposit made under Clause 6.7 shall notify Foster's Brewing Group of the amount of the Current Canadian Dollar Value

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------


         (on any day) of the Segments as soon as practicable after it is ascertained whenever requested to do so by Foster's Brewing Group.

7.       STERLING CASH ADVANCE FACILITY

7.1      ADVANCE OF SEGMENT

(a) Subject to this Agreement, whenever Treasury UK requests a Segment of the Sterling Cash Facility, the First Lender will (through its Lending Office in the United Kingdom) make available that Segment to:

                                    National Westminster Bank plc

                                    21, Lombard Street

                                    London EC3P 3AR

                                    Sort code:           60-00-01

                                    Account number:      00096989

                                    Account name:        FBG Treasury (UK) PLC

                  on the relevant Drawdown Date in Same Day
                  Funds in Sterling.

         (b) Unless otherwise agreed, a request by Treasury UK for a Segment of the Sterling Cash Facility may be made by telephone, shall be made prior to 11 a.m. (London time) on the date on which the relevant Segment is to be made available
                  (which shall be a Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of Annexure A from Treasury UK to the First
                  Lender. Any telephone request shall contain the details required in the Drawdown Notice and shall be irrevocable.
         (c) The principal amount of each Segment of the Sterling Cash Facility shall be a minimum of:

                  (i)      (pound)500,000; or

                  (ii)     the Undrawn Commitment (if less than (pound)500,000),

                  and shall be a multiple of (pound)500,000 and shall not cause a breach of Clause 2.1.

7.2      INTEREST RATE AND NOTIFICATION

         (a) Interest shall accrue from day to day on each Segment of the Sterling Cash Facility for each Funding Period at the rate per annum agreed between the First Lender and Treasury UK at the time of a request for a Segment or, in the absence of such agreement, the rate per annum determined by the First Lender to be the aggregate of the Margin, LIBOR and the additional amount referred to in Clause 7.6 for such Funding Period.
                                                                    PAGE 14

                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
-----------------------------------------------------------------------------

        (b) If applicable, the First Lender shall notify Treasury UK of the interest rate determined by it under this Clause as soon as it is ascertained.

7.3      BASIS OF CALCULATION OF INTEREST

         Interest under Clause 7.2 shall accrue from day to day and shall be computed on the basis of the actual number of days elapsed and a year of 365 days or 366 (as the case may be).

7.4      PAYMENT OF INTEREST

         Except where this Agreement provides otherwise, Treasury UK shall pay such accrued interest in Sterling on the last day of the relevant Funding Period.

7.5      NETTING OFF

         If Treasury UK requests a new Segment of the Sterling Cash Advance Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

         (a) the funds required to be provided by the First Lender for the account of Treasury UK in relation to that new Segment; and

         (b) the funds payable by Treasury UK for the account of the First Lender by way of repayment of the old Segment,

         need be paid or made available, as the case may be.

7.6      ADDITIONAL DOMESTIC STERLING COSTS
         (a)      Whenever Treasury UK is obliged to pay interest in

                  respect of any amount under this Agreement denominated in domestic Sterling, it shall pay the additional amount advised by the First Lender to be the direct or indirect costs of complying with the requests or requirements of the Bank of England or other competent authority in relation to monetary controls or liquidity requirements with respect to the funding of such amount.

         (b) Such additional amount shall be determined by the First Lender in accordance with the Second Schedule, as amended by the First Lender (after consultation with Treasury UK) if there is any change in relevant requirements.

8.       A$ CASH ADVANCE FACILITY


8.1      ADVANCE OF SEGMENT

         (a) Subject to this Agreement, whenever Treasury Aust. requests a Segment of the A$ Cash Advance
                  Facility, the Relevant Australian Lender will (through its Lending Office in Australia) make available that Segment to such account as may be notified to the Relevant Australian Lender by Treasury Aust.
                  on the relevant Drawdown Date in Same Day
                  Funds in Australian Dollars.

                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
-----------------------------------------------------------------------------

         (b)      Unless otherwise agreed, a request by Treasury Aust.
                  for a Segment of the A$ Cash Advance
                  Facility may be made by telephone, shall be made prior to 11 a.m. (Melbourne time) on the date on which the relevant Segment is to be made available (which shall be a Business
                  Day) and shall be followed as soon as
                  practicable by a Drawdown Notice
                  substantially in the form of Annexure B from Treasury Aust. to the Relevant Australian
                  Lender. Any telephone request shall contain the details required in the Drawdown Notice and shall be irrevocable.
         (c) The principal amount of each Segment of the A$ Cash Advance Facility shall be a minimum of:

                  (i)     A$500,000; or

                  (ii) the Australian dollar equivalent (determined at the Exchange Rate as at the Drawdown Date) of the Undrawn Commitment (if less than the A$500,000),

                  and shall be a multiple of A$500,000 and shall not cause a breach of Clause 2.1.

8.2      INTEREST RATE AND NOTIFICATION

         (a) Interest shall accrue from day to day on each Segment of the A$ Cash Advance Facility for each Funding Period at the rate per annum agreed between the Relevant Australian Lender and Treasury Aust. at the time of a request for a Segment or, in the absence of such agreement, the rate per annum determined by the Relevant Australian Lender to be the aggregate of the Margin and the Bank Bill
                  Rate for such Funding Period.
         (b) If applicable, the Relevant Australian Lender shall notify Treasury Aust. of the interest rate determined by it under this Clause as soon as it is ascertained.

8.3      BASIS OF CALCULATION OF INTEREST

         Interest under Clause 8.2 shall accrue from day to day and shall be computed on the basis of the actual number of days elapsed and a year of 365 days or 366 days (as the case may be).

8.4      PAYMENT OF INTEREST

         Except where this Agreement provides otherwise, Treasury Aust. shall pay such accrued interest in Australian dollars on the last day of the relevant Funding Period.

8.5      NETTING OFF

         If Treasury Aust. requests a new Segment of the A$
         Cash Advance Facility on the last day of a Funding
         Period of an old Segment of that Facility, then only the net amount between:

                                                             ARTHUR ROBINSON
FACILITY AGREEMENT                                           & HEDDERWICKS
----------------------------------------------------------------------------

         (a) the funds required to be provided by the Relevant Australian Lender for the account of Treasury Aust. in relation to that new
                  Segment;  and

         (b) the funds payable by Treasury Aust. for the account of the Relevant Australian Lender by way of repayment of the old Segment,

         need be paid or made available, as the case may be.

9.       CDN$ CASH ADVANCE FACILITY


9.1      ADVANCE OF SEGMENT

         (a) Subject to this Agreement, whenever Treasury Canada requests a Segment of the Cdn$ Cash Advance
                  Facility, the Third Lender will (through its
                  Lending Office in Canada) make available that Segment to such account as may be notified to the Third Lender by Treasury
                  Canada on the relevant Drawdown Date in Same
                  Day Funds in Canadian Dollars.
         (b) Unless otherwise agreed, a request by Treasury Canada for a Segment of the Cdn$ Cash Advance
                  Facility may be made by telephone, shall be made prior to 10 a.m. (Toronto time) on the date on which the relevant Segment is to be made available (which shall be a Business
                  Day) and shall be followed as soon as
                  practicable by a Drawdown Notice
                  substantially in the form of Annexure C from Treasury Canada to the Third Lender. Any telephone request shall contain the details required in the Drawdown Notice and shall be irrevocable.
         (c) The principal amount of each Segment of the Cdn$ Cash Advance Facility shall be a minimum of:

                  (i)      Cdn$500,000; or

                  (ii)     the Undrawn Commitment (if less than Cdn$500,000),

                  and shall be a multiple of Cdn$500,000 and shall not cause a breach of Clause 2.1.

9.2      INTEREST RATE AND NOTIFICATION

         (a) Interest shall accrue from day to day on each Segment of the Cdn$ Cash Advance Facility for each Funding Period at the rate per annum agreed between the Third Lender and Treasury Canada at the time of a request for a Segment or, in the absence of such agreement, the rate per annum determined by the Third Lender to be the aggregate of the Margin and the Prime
                  Interest Rate for such Funding Period.
         (b) If applicable, the Third Lender shall notify Treasury Canada of the interest rate determined by it under this Clause as soon as it is ascertained.

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

9.3      BASIS OF CALCULATION OF INTEREST

         Interest under Clause 9.2 shall accrue from day to day and shall be computed on the basis of the actual number of days elapsed and a year of 365 days or 366 days, as the case may be.

9.4      PAYMENT OF INTEREST

         Except where this Agreement provides otherwise, Treasury Canada shall pay such accrued interest in Canadian Dollars on the last day of the relevant Funding Period.

9.5      NETTING OFF

         If Treasury Canada requests a new Segment of the Cdn$ Cash Advance Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

         (a) the funds required to be provided by the Third Lender for the account of Treasury Canada in relation to that new Segment; and

         (b) the funds payable by Treasury Canada for the account of the Third Lender by way of repayment of the old Segment,

         need be paid or made available, as the case may be.

10.      US$ CASH ADVANCE FACILITY


10.1     ADVANCE OF SEGMENT

         (a) Subject to this Agreement, whenever Treasury (USA) or Treasury Canada requests a Segment of the US$ Cash Advance Facility the Third Lender will (through its Lending Office in Canada) make available that Segment to such account as may be notified to the Third Lender by Treasury (USA) or Treasury Canada on the relevant Drawdown Date in Same Day Funds in
                  US dollars.
         (b) Unless otherwise agreed, a request by Treasury (USA) or Treasury Canada for a Segment of the US$
                  Cash Advance Facility may be made by
                  telephone, shall be made prior to 10 a.m.
                  (Toronto time) on the date on which the
                  relevant Segment is to be made available
                  (which shall be a Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of Annexure D from Treasury (USA) or Treasury
                  Canada to the Third Lender. Any telephone request shall contain the details required in the Drawdown Notice and shall be irrevocable.
         (c) The principal amount of each Segment of the US$ Cash Advance Facility shall be a minimum of:

                  (i)      US$500,000; or

                  (ii) the US dollar equivalent (determined at the Exchange Rate as at the Drawdown Date) of the Undrawn Commitment (if less than US$500,000),
                                                                        PAGE 18

                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
-----------------------------------------------------------------------------

                  and shall be a multiple of US$500,000 and shall not cause a breach of Clause 2.1.

10.2     INTEREST RATE AND NOTIFICATION

         (a) Interest shall accrue from day to day on each Segment of the US$ Cash Advance Facility for each Funding Period at the rate per annum determined by the Third Lender to be the aggregate of the Margin and LIBOR for such Funding Period.

         (b) If applicable, the Third Lender shall notify Treasury (USA) or Treasury Canada (as the case may be) of the interest rate determined by it under this Clause as soon as it is ascertained.

10.3     BASIS OF CALCULATION OF INTEREST

         Interest under Clause 10.2 shall accrue from day to day and shall be computed on the basis of the actual number of days elapsed and a year of 360 days.

10.4     PAYMENT OF INTEREST

         Except where this Agreement provides otherwise, Treasury (USA) or Treasury Canada (as the case may be) shall pay such accrued interest in US dollars on the last day of the relevant Funding Period.

10.5     NETTING OFF

         If Treasury (USA) or Treasury Canada requests a new Segment of the US$ Cash Advance Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

         (a) the funds required to be provided by the Third Lender for the account of Treasury (USA) or Treasury Canada (as the case may be) in relation to that new Segment; and

         (b) the funds payable by Treasury (USA) or Treasury Canada (as the case may be) for the account of the Third Lender by way of repayment of the old Segment,

         need be paid or made available, as the case may be.

11.      EURO CASH ADVANCE FACILITY


11.1     ADVANCE OF SEGMENT

         (a) Subject to this Agreement, whenever Treasury Europe requests a Segment of the Euro Cash Advance
                  Facility, the Fourth Lender will through its Lending Office in Schedule 1 make available that Segment to such account as may be notified to the Fourth Lender by Treasury
                  Europe on the relevant Drawdown Date in Same
                  Day Funds in Euros.
                                                                        PAGE 19

                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
-----------------------------------------------------------------------------

         (b) Unless otherwise agreed, a request by Treasury Europe for a Segment of the Euro Cash Advance
                  Facility may be made by telephone, shall be made prior to 11am (Amsterdam time) 2
                  Business Days before the date on which the Relevant Segment is to be made available
                  (which shall be a Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of Annexure E from Treasury Europe to the
                  Fourth Lender. Any telephone request shall contain the details required in the Drawdown
                  Notice and shall be irrevocable.
         (c) The principal amount of each Segment of the Euro Cash Advance Facility shall be a minimum of:

                  (i)     EUR 500,000; or

                  (ii) the Euro equivalent (determined at the Exchange Rate as at the Drawdown Date) of the Undrawn Commitment (if less EUR 500,000).

11.2     INTEREST RATE AND NOTIFICATION

         (a) Interest shall accrue from day to day on each Segment of the Euro Cash Advance Facility for each Funding Period at the rate per annum determined by the Fourth Lender to the aggregate of the Margin and Euro Libor for such Funding Period.

         (b) If applicable, the Fourth Lender shall notify Treasury Europe of the interest rate determined by it under this Clause as soon as it is ascertained.

11.3     BASIS OF CALCULATION OF INTEREST

         Interest under Clause 11.2 shall accrue from day to day and shall be computed on the basis of the actual number of days elapsed and a year of 360 days.

11.4     PAYMENT OF INTEREST

         Except where this Agreement provides otherwise, Treasury (Europe) shall pay such accrued interest in Euros on the last day of the relevant Funding Period.

11.5     NETTING OFF

         If Treasury (Europe) requests a new Segment of the Euro Cash Advance Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

         (a)      The funds required to be provided by the Fourth
                  Lender for the account of Treasury Europe in relation to that new Segment; and

         (b) The funds payable by Treasury Europe for the account of the Fourth Lender by way of repayment of the old Segment, need be paid or made available, as the case may be.

                                                                        PAGE 20

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                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
------------------------------------------------------------------------------

12.      STERLING BILL FACILITY


12.1     COMMITMENT

         (a) Subject to this Agreement, whenever Treasury UK requests a Segment of the Sterling Bill Facility, the First Lender shall (through its Lending Office in the United Kingdom) at the option of Treasury UK:

                  (i) accept Bills drawn by Treasury UK expressed to mature not later than the Repayment Date;
                          and

                  (ii)    if so requested by Treasury UK, discount such Bills.

         (b) Unless otherwise agreed, a request by Treasury UK for a Segment of the Sterling Bill Facility may be made by telephone, shall be made prior to 10.00 a.m. (London time) on the date upon which the relevant Segment is to be made available (which shall be a Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of Annexure A from Treasury UK to the First Lender. Any telephone request shall contain the details required in the Drawdown Notice and shall be irrevocable.

         (c) The principal amount of each Segment of the Bill Facility shall be a minimum of:

                  (i)      (pound)500,000; or

                  (ii)     the Undrawn Commitment (if less than (pound)500,000),

                  and shall not cause a breach of Clause 2.1.

12.2     REQUIREMENTS OF BILLS

         Each Bill shall be in a form which, when completed, may be discounted by the Bank of England and which is acceptable to the First Lender and shall be prepared in accordance with the following.

         (a) Each Bill shall be expressed to be payable at the First Lender's Lending Office in the United Kingdom or such other office of the First Lender in the United Kingdom as the First Lender shall notify Treasury UK from time to time.

         (b) The face amount of each Bill shall to the extent possible be (pound)500,000 or such other amount as the First Lender and Treasury UK may agree.

         (c) The maturity date of each Bill shall be the last day of the Funding Period of the relevant Segment.

         (d)      Each Bill shall be:

                  (i) where the First Lender is requested to accept and discount Bills, drawn by Treasury UK and signed by an Authorised Officer of Treasury UK or, if Treasury UK so requests, by an Authorised Officer of the First Lender on behalf of Treasury UK, and completed so that the space reserved for the name of
                                                                        PAGE 21

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

                          the payee is left blank, in which case Treasury UK authorises the First Lender to complete the Bill by inserting as payee the name of the First Lender or such other person who is to purchase the Bill; or

                 (ii) where the First Lender is requested to accept Bills only, drawn by Treasury UK and signed by its Authorised Officer or, if Treasury UK so requests, by an Authorised Officer of the First Lender and payable to Treasury UK and endorsed by Treasury UK for delivery to the proposed purchaser of the Bill, and, in either case, enfaced with a clause stating it has been drawn under this Agreement.

         (e) If necessary, Treasury UK shall cause each Bill to be stamped with any applicable stamp duty.

         (f) Treasury UK shall ensure that at all times there are lodged with the First Lender sufficient Bills denominated in Sterling to enable the First Lender to comply with its obligations to accept Bills hereunder.

12.3     AUTHORITY

         Treasury UK authorises the First Lender upon receipt by the First Lender of a request from Treasury UK to provide a Segment under the Sterling Bill Facility, to prepare, sign (by its Authorised Officer) as the case may require, complete (including inserting the issue date and maturity date) and deliver Bills in accordance with this Clause 12 and to alter any non-complying Bills delivered if:

         (a) Treasury UK fails to prepare Bills in accordance with this Agreement; or

         (b)      Treasury UK requests the First Lender so to do.

12.4     ACCEPTANCE

         (a) The First Lender shall on each day that it is requested to accept (but not discount) Bills under this Clause:

                  (i) select a Bill or Bills from the incomplete Bills so lodged with it and accept the Bills;

                  (ii) complete the Bill or Bills if so required pursuant to Clause 12.3 and insert as payee Treasury UK and, if authorised to do so in the relevant Drawdown Notice, have one of its Authorised Officers endorse the Bills on behalf of Treasury UK; and

                  (iii) deliver the Bills to the person nominated in the relevant Drawdown Notice.

         (b) Treasury UK shall on each such day on which the First Lender accepts a Bill pursuant to this Clause 12 pay to the First Lender an acceptance fee equal to the Margin, to be calculated on a daily basis

                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
-----------------------------------------------------------------------------



                  on the face amount of each Bill from the date it was accepted to (but excluding) its maturity date.

12.5     ACCEPTANCE AND DISCOUNT

         The First Lender shall on each day that it is requested to accept and discount Bills under this Clause:

         (a) select a Bill or Bills from the incomplete Bills so lodged with it and accept the Bills;

         (b)      complete the Bill or Bills if so required pursuant to Clause
                  12.3 and insert as payee itself or such other person who is to purchase those Bills; and

         (c) discount those Bills and (subject to Clause 12.8) pay in Same Day Funds on that Drawdown Date to the account specified in Clause 7.1(a) an amount equal to the aggregate of the face amount of each Bill less the aggregate of:

                  (i) a discount amount for each Bill determined by the First Lender calculated by reference to the rate per annum agreed between the First Lender and Treasury UK at the time of the request for the Segment or, in the absence of such agreement, by reference to the Eligible Sterling Discount Rate for the relevant Funding Period;

                  (ii) an acceptance fee equal to the Margin on that day, to be calculated on a daily basis on the face amount of each Bill from the date it was accepted to (but excluding) the date it falls due for payment; and

                  (iii) any applicable stamp duty or other documentary or transaction Tax (including, without limitation, financial institutions duty) payable by the First Lender on or in respect of each Bill or any payment, receipt or crediting of an account which is contemplated by this Clause 12.

         The First Lender may at any time sell to any person(s) any Bill(s) so purchased by it and shall be entitled to retain for its own account the proceeds of any such sale.

12.6     INDEMNITY

         (a) Without prejudice to the obligation to provide cash cover under Clause 12.7, Treasury UK shall indemnify and keep indemnified the First Lender against all liabilities of the First Lender as acceptor of any Bills, but Treasury UK shall not be required to pay any amount in excess of the face amount of the relevant Bill to the extent the relevant liability was incurred as a result of the fraud or wilful default of the First Lender.

                  (b) The First Lender will have the right to call for any evidence of the trade underlying any such Bill which it may reasonably request. Treasury UK shall promptly comply with that request.

                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
-----------------------------------------------------------------------------

12.7     CASH COVER

         As between the First Lender and Treasury UK, Treasury UK shall be primarily liable in respect of all Bills and accordingly:

         (a) the liability of Treasury UK with respect to any Bill shall not be taken to have been discharged by reason of the First Lender becoming the holder of that Bill before, on or after its maturity; and

         (b) subject to Clause 12.8 Treasury UK shall, not later than 11 a.m. (London time) on each day on which a Bill accepted or accepted and discounted on its account falls due for payment, pay to the First Lender an amount equal to the face amount of such Bill.

12.8     NETTING OFF

         If Treasury UK requests a new Segment under which the First Lender is to accept and discount the Bills comprising that Segment on the last day of a Funding Period of an old Segment under which the First Lender had accepted and discounted Bills then only the net amount between:

         (a) the funds required to be provided by the First Lender for the account of Treasury UK in relation to that new Segment; and

         (b) the funds payable by Treasury UK for the account of the First Lender by way of repayment of the old Segment,

         need be paid or made available, as the case may be.

13.      A$ BILL FACILITY

13.1     COMMITMENT

         (a) Subject to this Agreement, whenever Treasury Aust. requests a Segment of the A$ Bill Facility, the Relevant Australian Lender shall (through its Lending Office in Australia) at the option of Treasury Aust:

                  (i) accept Bills drawn by Treasury Aust. expressed to mature not later than the Repayment Date; and

                  (ii) if so requested by Treasury Aust., discount such Bills.

         (b)      Unless otherwise agreed, a request by Treasury Aust.
                  for a Segment of the A$ Bill Facility may be made by telephone, shall be made prior to 10.00 a.m. (Melbourne time) on the date upon which the relevant Segment is to be made available (which shall be a Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of Annexure B from Treasury Aust. to the Relevant Australian Lender. Any telephone request shall contain the details required in the Drawdown Notice and shall be irrevocable.

         (c) The principal amount of each Segment of the Bill Facility shall be a minimum of:

                  (i)     A$500,000; or

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

                  (ii) the Australian dollar equivalent (calculated at the Exchange Rate on the Drawdown Date) of the Undrawn Commitment (if less than A$500,000),

                  and shall not cause a breach of Clause 2.1.

13.2     REQUIREMENTS OF BILLS

         Each Bill shall be in a form which is acceptable to the Relevant Australian Lender and shall be prepared in accordance with the following.

         (a) Each Bill shall be expressed to be payable at the Relevant Australian Lender's Australian Lending Office or such other office of the Relevant Australian Lender in Australia as the Relevant Australian Lender shall notify Treasury Aust. from time to time.

         (b) The face amount of each Bill shall to the extent possible be A$500,000 or such other amount as the Relevant Australian Lender and Treasury Aust. may agree.

         (c) The maturity date of each Bill shall be the last day of the Funding Period of the relevant Segment.

         (d)      Each Bill shall be:

                  (i) where the Relevant Australian Lender is requested to accept and discount Bills, drawn by Treasury Aust. and signed by an Authorised Officer of Treasury Aust. or, if Treasury Aust. so requests, by an Authorised Officer of the Relevant Australian Lender on behalf of Treasury Aust., and completed so that the space reserved for the name of the payee is left blank, in which case Treasury Aust. authorises the Relevant Australian Lender to complete the Bill by inserting as payee the name of the Relevant Australian Lender or such other person who is to purchase the Bill; or

                 (ii) where the Relevant Australian Lender is requested to accept Bills only, drawn by Treasury Aust. and signed by its Authorised Officer or, if Treasury Aust. so requests, by an Authorised Officer of the Relevant Australian Lender and payable to Treasury Aust. and endorsed by Treasury Aust. for delivery to the proposed purchaser of the Bill.

         (e) If necessary, Treasury Aust. shall cause each Bill to be stamped with any applicable stamp duty.

         (f) Treasury Aust. shall ensure that at all times there are lodged with the Relevant Australian Lender sufficient Bills denominated in Australian Dollars to enable the Relevant Australian Lender to comply with its obligations to accept Bills hereunder.

13.3     AUTHORITY

         Treasury Aust. authorises the Relevant Australian Lender upon receipt by the Relevant Australian Lender of a request from Treasury Aust. to provide a

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

         Segment under the A$ Bill Facility, to prepare, sign (by its Authorised Officer) as the case may require, complete (including inserting the issue date and maturity date) and deliver Bills in accordance with this Clause 13 and to alter any non-complying Bills delivered if:

         (a) Treasury Aust. fails to prepare Bills in accordance with this Agreement; or

         (b)      Treasury Aust. requests the Relevant Australian
                  Lender so to do.

13.4     ACCEPTANCE

         (a) The Relevant Australian Lender shall on each day that it is requested to accept (but not discount) Bills under this
                  Clause:

                  (i) select a Bill or Bills from the incomplete Bills so lodged with it and accept the Bills;

                  (ii) complete the Bill or Bills if so required pursuant to Clause 13.3 and insert as payee Treasury Aust. and, if authorised to do so in the relevant Drawdown Notice, have one of its Authorised Officers endorse the Bills on behalf of Treasury Aust.; and

                  (iii) deliver the Bills to the person nominated in the relevant Drawdown Notice.

         (b) Treasury Aust. shall on each such day on which the Relevant Australian Lender accepts a Bill pursuant to this Clause 13 pay to the Relevant Australian Lender an acceptance fee equal to the Margin, to be calculated on a daily basis on the face amount of each Bill from the date it was accepted to (but excluding) its maturity date.

13.5     ACCEPTANCE AND DISCOUNT

         The Relevant Australian Lender shall on each day that it is requested to accept and discount Bills under this Clause:

         (a) select a Bill or Bills from the incomplete Bills so lodged with it and accept the Bills;

         (b)      complete the Bill or Bills if so required pursuant to Clause
                  13.3 and insert as payee itself or such other person who is to purchase those Bills; and

         (c) discount those Bills and (subject to Clause 13.8) pay in Same Day Funds on that Drawdown Date to the account notified to the Relevant Australian Lender by Treasury Aust. an amount equal to the aggregate of the face amount of each Bill less the aggregate of:

                  (i) a discount amount for each Bill determined by the Relevant Australian Lender calculated by reference to the rate per annum agreed between the Relevant Australian Lender and Treasury Aust. at the time of the request for the Segment or, in the absence of such agreement, by reference to the Bank Bill Rate for the relevant Funding Period;

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

                  (ii) an acceptance fee equal to the Margin on that day, to be calculated on a daily basis on the face amount of each Bill from the date it was accepted to (but excluding) the date it falls due for payment; and

                  (iii) any applicable stamp duty or other documentary or transaction Tax (including, without limitation, financial institutions duty) payable by the Relevant Australian Lender on or in respect of each Bill or any payment, receipt or crediting of an account which is contemplated by this Clause 13.

         The Relevant Australian Lender may at any time sell to any person(s) any Bill(s) so purchased by it and shall be entitled to retain for its own account the proceeds of any such sale.

13.6     INDEMNITY

         Without prejudice to the obligation to provide cash cover under Clause 13.7, Treasury Aust. shall indemnify and keep indemnified the Relevant Australian Lender against all liabilities of the Relevant Australian Lender as acceptor of any Bills, but Treasury Aust. shall not be required to pay any amount in excess of the face amount of the relevant Bill to the extent the relevant liability was incurred as a result of the fraud or wilful default of the Relevant Australian Lender.

13.7     CASH COVER

         As between the Relevant Australian Lender and
         Treasury Aust., Treasury Aust. shall be primarily liable in respect of all Bills and accordingly:

         (a) the liability of Treasury Aust. with respect to any Bill shall not be taken to have been discharged by reason of the Relevant Australian Lender becoming the holder of that Bill before, on or after its maturity; and

         (b) subject to Clause 13.8 Treasury Aust. shall, not later than 11 a.m. (Melbourne time) on each day on which a Bill accepted or accepted and discounted on its account falls due for payment, pay to the Relevant Australian Lender an amount equal to the face amount of such Bill.

13.8     NETTING OFF

         If Treasury Aust. requests a new Segment under which the Relevant Australian Lender is to accept and discount Bills comprising that Segment on the last day of a Funding Period of an old Segment under which the Relevant Australian Lender had accepted and discounted Bills then only the net amount between:

         (a) the funds required to be provided by the Relevant Australian Lender for the account of Treasury Aust. in relation to that new Segment; and

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------


         (b) the funds payable by Treasury Aust. for the account of the Relevant Australian Lender by way of repayment of the old Segment,

         need be paid or made available, as the case may be.

14.      BANKER'S ACCEPTANCE FACILITY

14.1     ADVANCE OF SEGMENT

         (a) Subject to this Agreement, the Third Lender shall at the request of Treasury Canada issue and accept Banker's Acceptances for the account of Treasury Canada (expressed to mature on the last day of the Funding Period of the relevant Segment and in any event, not later than the Repayment Date) on the Drawdown Date requested in the relevant Drawdown Notice.

         (b) Treasury Canada will be credited with the discounted amount of any Banker's Acceptance accepted by the Third Lender less the amount of the applicable stamping fee.

         (c) Unless otherwise agreed, a request by Treasury Canada for a Segment of the Banker's Acceptance Facility may be made by telephone, shall be made prior to 10:00 am (Toronto time) on the date on which the relevant Segment is to be made available (which shall be a Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of Annexure C from Treasury Canada to the Third Lender. Any telephone request shall contain the details required in the Drawdown Notice and shall be irrevocable.

         (d) The face amount of any Banker's Acceptance shall be a minimum of:

                  (i)      Cdn$100,000 and an integral multiple of Cdn$100,000;
                           or

                  (ii)     the Undrawn Commitment,

                  and shall not cause a breach of the limits in Clause 2.1.

         (e) Subject to this Agreement the Third Lender shall complete, issue and deliver each Banker's Acceptance in accordance with Treasury Canada's instructions in the relevant Drawdown Notice.

14.2     STAMPING FEE

         Treasury Canada shall on the day on which any Banker's Acceptance is issued for its account pay to the Third Lender a fee determined by the Third Lender to be the Margin calculated on a daily basis and a 365 or 366 day year basis (as the case may be) on the face amount of that Banker's Acceptance from the date the Banker's Acceptance was accepted to the date it falls due for payment.

14.3     INDEMNITY

         Treasury Canada shall indemnify and keep indemnified the Third Lender against all liabilities of the Third Lender as acceptor of that Banker's

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

         Acceptance, but, without prejudice to the obligation to provide cash cover under Clause 6.5, Treasury Canada shall not be required to pay any amount in excess of the face amount of the relevant Banker's Acceptance to the extent the relevant liability was incurred as a result of the fraud or wilful default of the Third Lender.

14.4     PAYMENT

         Treasury Canada shall pay to the Third Lender the face amount of the Banker's Acceptance on its maturity.

14.5     SALE OF BANKER'S ACCEPTANCES

         The Third Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Banker's Acceptances accepted and purchased by it.

15.      PAYMENTS AND TAXATION

15.1     TIME AND PLACE

         Unless this Agreement provides otherwise, each of the Borrowers and Foster's Brewing Group shall make all payments due from it under this Agreement in the applicable currency in Same Day Funds not later than 11 a.m. (local time) on the due date to the account specified by the relevant Lender from time to time in respect of such currency. The account specified by a Lender must be located in the jurisdiction of its Lending Office for that currency as specified in the First Schedule.

15.2     NO DEDUCTION

         Unless this Agreement provides otherwise, each of the Borrowers and Foster's Brewing Group shall make all payments required from it under this Agreement without set-off or counterclaim and without deduction or withholding, whether on account of Taxes (except to the extent the Borrower or Foster's Brewing Group (as the case may be) is obliged by law to deduct Taxes), but without prejudice to Clause 15.5 or otherwise.

15.3     PAYMENT TO BE MADE ON BUSINESS DAY

         Whenever any payment becomes due on a day which is not a Business Day, the due date shall be the next Business Day in the same calendar month or, if none, the preceding Business Day and interest shall be adjusted accordingly.

15.4     APPROPRIATION WHERE INSUFFICIENT MONEYS AVAILABLE

         Amounts received by a Lender shall be appropriated as between principal, interest and other amounts as that Lender determines. Any such appropriation shall override any appropriation made by the Borrowers or Foster's Brewing Group.

                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
-----------------------------------------------------------------------------


15.5     ADDITIONAL PAYMENTS

         Whenever a Borrower or Foster's Brewing Group is obliged to make a deduction or withholding in respect of Tax from any payment to be made under this Agreement, then it shall:

         (a) promptly pay the full amount required to be deducted or withheld to the appropriate Governmental
                  Agency;

         (b) within 30 days of the end of the month in which the deduction or withholding is made, deliver to the relevant Lender official receipts or other documentation acceptable to that Lender evidencing payment of such amount; and

         (c) unless the Tax is an Excluded Tax, indemnify on demand that Lender against such Tax and any amounts recoverable from that Lender in respect of such Tax, and pay for the account of that Lender such additional amounts as that Lender may determine to be necessary to ensure that it receives when due a net amount (after payment of any Taxes in respect of such additional amounts) in the relevant currency or currencies equal to the full amount which it would have received had such a deduction or withholding not been made. The Borrowers and Foster's Brewing Group waive any statutory right to recover any such amounts from that Lender.

15.6     SURVIVAL OF OBLIGATIONS

         The obligations of the Borrowers and Foster's Brewing Group under this Clause shall survive the repayment of any Guaranteed Moneys and the termination of any Relevant Document.

15.7     REIMBURSEMENT

         (a) For so long as no Event of Default entitling a Lender or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed has occurred and is subsisting, whenever:

                  (i) a Borrower or Foster's Brewing Group pays any additional amount to, for the account of, or on behalf of, a Lender in respect of amounts payable under Clause 15.5 ("Additional Taxes"); and

                  (ii) that Lender in its absolute discretion decides that it has received any clearly identifiable credit against or relief or remission for the amount or repayment of, any Tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such Additional Tax, then to the extent that it determines that a payment to the Borrower or Foster's Brewing Group (as the case may be) can be made without prejudice to the retention of the amount of such credit, relief, remission or repayment, that Lender shall promptly pay to the Borrower or Foster's Brewing Group (as the case may be) the amount of any consequent reduction in its Tax.
                                                                        PAGE 30

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

         (b) Nothing in paragraph (a) shall interfere with the right of a Lender to arrange its Tax affairs in any manner it thinks fit. In particular, a Lender shall not be under any obligation to claim any credit, relief, remission or repayment in respect of the amount of any Additional Taxes in priority to any other credit, relief, remission or repayment available to it or to disclose to any Borrowers or Foster's Brewing Group any information regarding its tax affairs or tax computations.

16. CHANGES IN LAW

----------------------------------------------------------------
16.1     INCREASED COSTS

         Whenever a Lender determines that it or any of its holding companies is affected by any change (occurring after the date of this Agreement) in, any making (occurring after the date of this Agreement) of, or any change (occurring after the date of this Agreement) in the interpretation or application by any Governmental Agency, central bank or other fiscal, monetary or other authority of, any law, official directive or request (including, without limitation, with respect to Taxation (other than an Excluded Tax) or reserve, liquidity, capital adequacy, special deposit or similar requirements) and that as a result:

         (a) the effective cost to that Lender or any holding company of that Lender of making, funding or maintaining any Segment or its Commitment is in any way increased;

         (b) any amount paid or payable to or received or receivable by that Lender or the effective return to that Lender or any of its holding companies under or in respect of this Agreement or the Trust Deed is in any way reduced;

         (c) the return of that Lender or any of its holding companies on the capital which is or becomes directly or indirectly allocated by that Lender or the holding company to any Segment or its Commitment is in any way reduced; or

         (d) in any way, in so far as that law, official directive or request relates to or affects its Commitment, any Segment, this Agreement or the Trust Deed, the overall return on capital of that Lender or any of its holding companies is reduced,

         (including, without limitation, by reason of that Lender or any of its holding companies being restricted in its capacity to enter other transactions, or being required to make a payment or foregoing or earning reduced interest or other return on any capital or on any amount calculated by reference in any way to, or allocating capital to, the amount of any Segment, its Commitment or to any other amount paid or payable or received or receivable under this Agreement or the Trust
         Deed) then:

        (e) (when it has calculated the effect of the foregoing and the amount to be charged) that Lender shall notify Foster's Brewing Group; and

                                                               ARTHUR ROBINSON
FACILITY AGREEMENT                                             & HEDDERWICKS
------------------------------------------------------------------------------

        (f) on demand from time to time the applicable Borrower or Borrowers shall pay for the account of that Lender the amount certified by an Authorised Officer of that Lender which shall compensate it or its relevant holding company (as the case may be) for such increased cost or such reduction.

         This Clause applies with respect to official directives or requests whether or not having the force of law and, if not having the force of law, the observance of which is in accordance with the practice of responsible bankers or financial institutions in the country concerned.

16.2     MINIMISATION

         (a) (NOTICE): At the time of making such demand the relevant Lender shall deliver to Foster's Brewing Group a certificate specifying (without any obligation to disclose any details relating to its business and Tax affairs):

                 (i) the event by reason to which it is entitled to make such demand; and

                 (ii) the calculation (in reasonable detail) on which such demand is based.

         (b) (NO DEFENCE): If that Lender and (if applicable) its holding company has acted in good faith it shall not be a defence that any cost, reduction or payment or loss of tax credit referred to in Clause 14 or this Clause could have been avoided.

         (c)     (NEGOTIATION):  At the request of the applicable
                  Borrower or Foster's Brewing Group, that Lender shall negotiate in good faith with the applicable Borrower with a view to finding a means by which any such cost, reduction or payment or loss of tax credit or the effect of any unlawfulness or impracticability referred to in Clause 17.1 or, if applicable, of the Bank of England's requirements or requests referred to in Clause 17.2 can be minimised.

16.3     SURVIVAL OF OBLIGATIONS

         The obligations of Borrowers under this Clause shall survive the repayment of any Guaranteed Moneys and the termination of any Relevant Document.

17.      ILLEGALITY

17.1     ILLEGALITY

         If the making of, or a change in the interpretation or application by any Governmental Agency of, any law or treaty makes it unlawful or impracticable for a Lender to make, fund or maintain its Commitment in respect of a Borrower or participation in any Segment provided to a Borrower, then:

                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
-----------------------------------------------------------------------------

         (a) that Lender may, by notice to that Borrower, terminate its obligation to that Borrower to provide under this Agreement its Commitment (to the extent that the Commitment is affected) or the relevant Segment that is so affected;

         (b) if required by the law or treaty, or if necessary to prevent or remedy a breach of the law or treaty, that Borrower will prepay the relevant Segment together with all fees and other amounts payable in relation to the relevant Segment; and

         (c) such prepayment shall be made immediately, but if in the opinion of that Lender delay in prepayment is permitted by, or will not cause a breach of, the law or treaty, it shall be made on the latest permitted day.

17.2     BANK OF ENGLAND REQUIREMENTS

         If the First Lender is required or requested by the Bank of England to retire any outstanding Bills under the Sterling Bill Facility sold by the First Lender to any person(s), the First Lender shall so inform Treasury UK and Treasury UK may elect to prepay the Bills together with all fees and other amounts payable in connection with the Bills, and if Treasury UK does not so elect to prepay, it shall indemnify the First Lender in respect of any cost, claim, expense or liability suffered or incurred by the First Lender in connection therewith (notwithstanding that the maturity dates of such Bills may not have, and that no Event of Default may have, occurred).

18.      CONDITIONS PRECEDENT AND SUBSEQUENT

18.1     CONDITIONS PRECEDENT TO DRAWDOWN

         The right of any of the Borrowers to give the first Drawdown Notice and the obligations of each Lender under this Agreement are subject to the condition precedent that the First Lender has received all of the following in form and substance satisfactory to it:

         (a) (VERIFICATION CERTIFICATE): A certificate in relation to each of the Borrowers and Foster's Brewing Group substantially in the form of Annexure E (with the attachments (in form and substance satisfactory to the First Lender) referred to).

         (b) (EXECUTED COUNTERPARTS): Counterparts of this Agreement duly executed by each of the Borrowers and Foster's Brewing Group.

         (c)      (APPROVED FACILITY CERTIFICATE):  An Approved
                  Facility Certificate in respect of the Facilities.

         (d) (BORROWERS' LAWYERS' OPINIONS - THIS AGREEMENT): An opinion of Arthur Robinson & Hedderwicks, Clifford Chance, McCarthy Tetrault, Australian, English and Canadian lawyers respectively for the Borrowers and Foster's Brewing Group, in relation to this Agreement.

                                                              ARTHUR ROBINSON
FACILITY AGREEMENT                                            & HEDDERWICKS
-----------------------------------------------------------------------------

      (e) (CREDITOR ACCESSION DEEDS): Counterparts of duly executed Creditor Accession Deeds under which the Second Lender and Third Lender become Creditors under the Trust Deed.

18.2  CONDITIONS PRECEDENT TO EACH SEGMENT

      The obligation of each Lender to make available a Segment is subject to the following conditions precedent:

      (a) (TRUST DEED CONDITIONS PRECEDENT - NO INCREASE IN PRINCIPAL AMOUNT): to the extent only that the provision of the Segment would result in an increase in the aggregate principal amount of all Segments outstanding on that day, that each of the conditions precedent set out in paragraphs (i) to (vi) (both inclusive) of Clause 5.7(a) of the Trust Deed (subject to Clause 5.7(c) of the Trust Deed) applies as if set out in this Agreement and has been satisfied (on the basis that any reference to the "Funding Creditor" in any of those paragraphs is a reference to that Lender);

      (b) (TRUST DEED CONDITIONS PRECEDENT - NO PROVISION OR ROLLOVER OF ACCOMMODATION): that each of the conditions precedent in paragraphs (a) to (d) (both inclusive) of Clause 5.8 of the Trust Deed applies as if set out in this Agreement and has been satisfied (on the basis that any reference to the "Funding Creditor" in any of those paragraphs is a reference to that Lender);

      (c) (NO DEFAULT): that no Event of Default or Potential Event of Default will result from the provision of the financial accommodation;

      (d) (AUTHORISATION): that all necessary Authorisations for the provision of the financial accommodation have been obtained; and

      (e) (DIRECTORS): in the case of a Segment to be provided to Treasury UK, unless the requirement in Treasury UK's articles of association that at least half of its board of directors are to be resident in the United Kingdom has been deleted, Treasury UK representing and warranting that at the Drawdown Date at least half of its board of directors are resident in the United Kingdom.

18.3  CONDITION SUBSEQUENT

      Foster's Brewing Group undertakes to each Lender to procure the delivery to each of the Lenders within 30 days of the date of this Agreement of a certified extract of the register established under Clause 9 of the Trust Deed confirming that this Agreement is an Approved Facility for the purposes of the Trust Deed and that each Lender is a Creditor for the purposes of the Trust Deed.

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

19.   REPRESENTATIONS, WARRANTIES, COVENANTS AND EVENTS OF DEFAULT

19.1  REPRESENTATIONS AND WARRANTIES

         (a) Each of the Borrowers and Foster's Brewing Group acknowledges that each of the Lenders enters into this Agreement in reliance on the representations and warranties contained in Clause 3 of the Trust Deed.

         (b) Each of the Borrowers and Foster's Brewing Group acknowledges that the representations and warranties in Clause 3 of the Trust Deed are repeated for the benefit of each of the Lenders in accordance with Clause 3.4 of the Trust Deed.

19.2  TRUST DEED COVENANTS

      Each of the Borrowers and Foster's Brewing Group acknowledges that it has given the undertakings in the Trust Deed for the benefit of each of the Lenders and each of the Lenders is entering into this Agreement in reliance on those undertakings.

19.3  EVENTS OF DEFAULT

         (a) The list of Events of Default and the rights of each Lender as a Creditor as a consequence of an Event of Default are set out in Clause 5 of the Trust Deed.

         (b) Each of the Borrowers and Foster's Brewing Group acknowledges that each of the Lenders enters into this Agreement in reliance on the rights conferred under Clause 5 of the Trust Deed and on the basis that each Lender is and will be entitled to exercise those rights as a "Creditor".

20.   SET-OFF

20.1  SET-OFF

      Each of the Borrowers and Foster's Brewing Group severally authorises each Lender (but without obligation on the part of any Lender) if an Event of Default which would entitle that Lender (as a Creditor) or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed has occurred and is subsisting to apply any credit balance in any currency (whether or not matured) in any of its accounts with any branch of that Lender in or towards satisfaction of any sum at any time due and payable by it to that Lender under or in relation to any Relevant Document.

20.2  CURRENCY EXCHANGE

      A Lender may effect such currency exchanges as are appropriate to implement such set-off.

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                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

21.   INDEMNITIES

      Each of the Borrowers and Foster's Brewing Group shall indemnify each of the Lenders on demand against any loss, cost, claim, expense or liability (together with VAT thereon) that each Lender may sustain or incur (including legal fees and the allocated cost of each Lender's in-house counsel) as a consequence of:

         (a) the occurrence of any Event of Default or Potential Event of Default;

         (b) any falsity, inaccuracy, insufficiency, illegibility or forgery of or in any Drawdown Notice or any demand, certificate or declaration or other document sent to a Lender by facsimile or otherwise which on its face purports to be signed or authorised by an Authorised Officer;

         (c) any statement in or omission or alleged omission from any information or loan proposal or any document or information prepared or authorised by it or any claim in respect of any of the foregoing (including legal costs on a full indemnity basis);

         (d) any Segment requested in a Drawdown Notice not being provided for any reason (including, without limitation, failure to fulfil any condition precedent but excluding any default by a Lender); or

         (e) a Lender receiving payments of principal in respect of any Segment other than on the last day of the relevant Funding Period for any reason, including, without limitation, prepayment in accordance with this Agreement, but excluding default by a Lender.

      Such indemnity shall also cover the amount determined by a Lender as being incurred or suffered by it as a result of funding any Segment and by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for a Lender to fund or maintain any such Segment or amount (including loss of margin).

22.   CURRENCY INDEMNITY

22.1  GENERAL

      Whenever:

         (a) any amount payable by a Borrower or Foster's Brewing Group under or in respect of this Agreement is received or recovered by a Lender in a currency (the "Payment Currency") other than the currency under which the relevant amount was payable under this Agreement (the "Agreed Currency") for any reason (including without limitation as a result of any judgment or order); and

         (b) the amount actually received by that Lender in accordance with its normal practice by converting the Payment Currency into the Agreed Currency is less than the relevant amount of the Agreed Currency, then that Borrower or Foster's Brewing Group as the case may be shall, to the extent that it is permitted to do so, as an independent obligation and

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

      notwithstanding any such judgment, indemnify that Lender on demand against the deficiency.

22.2  LIQUIDATION

      In the event of the Liquidation of a Borrower or Foster's Brewing Group, that Borrower and Foster's Brewing Group (jointly and severally), shall, to the fullest extent that they may lawfully do so, indemnify the relevant Lender on demand against any deficiency arising or resulting from any variation as between:

         (a) the exchange rate actually applied for the purposes of such Liquidation in converting into another currency any amount expressed in one currency due or contingently due under this Agreement or under any judgment or order relating to any Relevant Document; and

         (b) the exchange rate at which that Lender in accordance with its normal practice would be able to purchase the last-mentioned currency with the first-mentioned currency as at the final date or dates for the filing of proof or other claim in the Liquidation or the nearest available prior date including any premiums and costs of exchange payable in connection with the purchase.

23.   STAMP DUTIES

23.1  BORROWERS TO PAY

      Each of the Borrowers shall pay or, on demand indemnify each of the Lenders for, all stamp, transaction, registration and similar Taxes (including fines and penalties) which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement (including any judgment or order given in connection herewith) or any payment or receipt or any transaction contemplated by this Agreement.

23.2  FID ETC INCLUDED

      The expression "Taxes" shall include any financial institutions duty, debits tax or other Taxes payable by return and any such Taxes passed on to the Lenders by any bank or financial institution.

23.3  INDEMNITY

      The Borrowers shall indemnify each of the Lenders on demand against any liabilities resulting from delay or omission to pay such Taxes for which it is responsible.

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

24.   EXPENSES

      The Borrowers shall on demand reimburse each of the Lenders for all costs and expenses of each of the Lenders incurred in or in connection with:

         (a) any subsequent consent, approval, waiver or amendment under or in relation to this Agreement and the transactions contemplated herein; and

         (b) the amendment, variation, termination or enforcement of, or the preservation of any rights under, this Agreement and the transactions contemplated herein including, without limitation, any expenses incurred in retaining consultants to evaluate matters of material concern to the Lenders, including, in each case, reasonable legal costs and expenses (including the allocated cost of each of the Lender's in-house counsel) together with any VAT thereon.

25.   WAIVERS, REMEDIES CUMULATIVE

25.1  WAIVERS

      No failure to exercise and no delay in exercising any right, power or remedy under this Agreement by any party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

25.2  RIGHTS CUMULATIVE

      The rights, powers and remedies provided to the parties are cumulative and not exclusive of any rights, powers or remedies provided by law.

26.   SEVERABILITY OF PROVISIONS

      Any provision of this Agreement which is, or becomes illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, but that shall not invalidate the remaining provisions of this Agreement or affect or impair such provision in any other jurisdiction.

27.   SURVIVAL OF REPRESENTATIONS AND INDEMNITIES

27.1  SURVIVAL OF REPRESENTATIONS

      All representations and warranties given by a Borrower and/or Foster's Brewing Group in or in connection with this Agreement shall survive the execution and delivery of this Agreement and final payment of the Guaranteed Moneys.

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

27.2  CONTINUING INDEMNITIES

      Each indemnity in this Agreement shall:

         (a)      be a continuing obligation;

         (b) constitute a separate and independent obligation of the party giving the indemnity from its other obligations under this Agreement; and

         (c)      survive the termination of this Agreement.

28.   MORATORIUM LEGISLATION

      To the full extent permitted by law all legislation which at any time directly or indirectly:

         (a) lessens or otherwise varies or affects in favour of the Borrowers or Foster's Brewing Group any obligation under this Agreement; or

         (b) delays or otherwise prevents or prejudicially affects the exercise by a Lender of any right, power or remedy conferred by this Agreement,

      is negated and excluded from this Agreement.

29.   CONTROL ACCOUNTS

      The accounts kept by each of the Lenders shall constitute sufficient evidence (unless the contrary is proved) of the amount at any time due from the Borrowers under this Agreement.

30.   INTEREST ON OVERDUE AMOUNTS

30.1  DEFAULT INTEREST

      On demand by a Lender from time to time and subject to Clause 30.5, the relevant Borrower shall pay interest on all amounts due and payable by it to that Lender under or in relation to this Agreement (including such amounts due for payment under Clause 5 of the Trust Deed) or under any judgment or any court in connection herewith and therewith and unpaid (including interest payable under this Clause) in the currency of the relevant amount. Interest under this Clause shall accrue, subject to Clause 30.5, from the date such amount is due and payable.

30.2  RATE

      In the case of a Facility, such interest shall accrue, subject to Clause 30.5, from the due date up to the date of actual payment, before and (as a separate and independent obligation) after judgment at a rate determined by the relevant Lender to be the aggregate of 3% per annum and the highest of:

         (a) the rate (if any) applicable to such amount immediately prior to the due date;

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                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

         (b) the sum of the Margin and the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16th of 1%) of the rates quoted to that Lender two Business Days before the date of default (or, as appropriate, the expiry of the funding period referred to below) by leading banks in the London Interbank Market (as selected by that Lender), for the making of deposits in the currency concerned of an amount comparable to the overdue amount on call or for such funding period not exceeding three months as that Lender may determine from time to time (or, if no such quotes are available, such equivalent rate as that Lender may determine); and

         (c) the cost incurred by that Lender in funding the relevant Facility (as certified by that Lender).

30.3  BASIS OF CALCULATION

      Interest under Clause 30.2 (a) shall be calculated on the basis of a year of 365 days or 366 days (as the case may be) (in the case of unpaid amounts denominated in Sterling, Canadian or Australian dollars) or 360 days (in the case of unpaid amounts denominated in US dollars or Euros).

30.4  CAPITALISATION

      Unless demanded more frequently, interest under this Clause 30 shall capitalise quarterly.

30.5  CONTINGENT AMOUNTS

      Without prejudice to the obligations of a Borrower under Clause 30.6, no Borrower shall be obliged to pay interest under this Clause 30 on any amount due and payable under this Agreement or the Trust Deed in respect of any contingent liability of any Lender in respect of an unmatured Bill or Banker's Acceptance accepted for account of that Borrower until the maturity date of that Bill or Banker's Acceptance.

30.6  RISK FEE

      The relevant Borrower shall pay to the relevant Lender a risk fee on all amounts due and payable by that Borrower to that Lender under this Agreement or the Trust Deed in respect of any contingent liability of that Lender in respect of an unmatured Bill or Banker's Acceptance but unpaid, in the currency or currencies of the relevant amounts, at the rate of 3% per annum of the face amount of the unmatured Bill or Banker's Acceptance from the due date up until the maturity date of that Bill or Banker's Acceptance calculated on the basis of a year of 365 days or 366 days, as the case may be. Such fee shall be payable, in relation to each such amount, on the last day of the period in respect of which the fee is payable or, if that period is longer than three months, the date three months after the amount becomes due and payable under this Agreement or the Trust Deed (as applicable) and the last day of the period in respect of which the fee is payable.

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                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

31.   FEES

      Treasury Canada shall pay to the Third Lender the facility fee on the Commitment and each of the Borrowers shall pay to the applicable Lender the Margin as set out in the Fee Letter.

32.   ASSIGNMENTS

32.1  ASSIGNMENTS BY BORROWERS AND FOSTER'S BREWING GROUP

      None of the Borrowers and Foster's Brewing Group shall assign or transfer all or any of its rights or obligations under this Agreement without the prior written consent of the First Lender.

32.2  ASSIGNMENT BY LENDERS

      No Lender shall at any time assign or transfer all or any of its rights or obligations under this Agreement except to another bank or financial institution and unless:

         (a)      any necessary prior Authorisation is obtained;

         (b) Foster's Brewing Group has given its prior consent to such transfer or assignment, which consent:

                  (i)      shall not be unreasonably withheld;

                  (ii) shall not be required in the case of a transfer or assignment to a Related Company of the Lender which will provide the relevant Facilities through lending offices located in the same jurisdictions as the Lending Offices specified in the First Schedule in respect of those Facilities; and

                  (iii) will be deemed to have been given if no response is received within 15 days of request for such consent;

         (c) in the case of an assignment or transfer by the First Lender, Treasury UK is first satisfied that the assignee or transferee can make the representations in Clause 38; and

         (d) the assignee or transferee first executes and delivers to Foster's Brewing Group an agreement (in form and substance reasonably satisfactory to Foster's Brewing Group) under which the assignee or transferee agrees to be bound by this Agreement and, if it is not a Creditor, a Creditor Accession Deed.

32.3 DISCLOSURE

      A Lender may not without the prior consent of Foster's Brewing Group (which shall not unreasonably be withheld or delayed), disclose to an actual or proposed assignee, transferee or sub-participant copies of any Relevant Documents or information relating to any member of the Group or furnished in connection with this Agreement or any other Relevant Document.

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                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

32.4  CHANGE OF LENDING OFFICE

      A Lender may not change any of its Lending Offices unless:

         (i) it gives prior notice to Foster's Brewing Group and consults with Foster's Brewing Group; and

         (ii) its new Lending Office is in the same jurisdiction as the relevant existing Lending Office.

32.5 NO INCREASED COSTS

      If a Lender assigns its rights or transfers any or all of its rights and obligations under this Agreement or changes any of its Lending Offices, neither the Borrowers nor Foster's Brewing Group shall be required to pay, reimburse or indemnify any Lender against, any net increase in payments or Tax under Clause 15 or any net increase in the aggregate amount of costs, Taxes, fees or charges which is a direct consequence of the assignment or transfer or change of a Lending Office.

33.   NOTICES

33.1  NOTICES

      All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Agreement shall:

         (i) be in writing addressed to the address of the recipient shown in this Agreement or to such other address as it may have notified the sender;

         (ii)     be signed by an Authorised Officer of the sender; and

         (iii)    be deemed to be duly given or made:

         (iv) (in the case of delivery in person or by facsimile transmission) when received at such address;

         (v) (in the case of delivery by post) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to the recipient at such address; or

         (vi) (in the case of telex) on receipt by the sender of the answerback code of the recipient at the end of transmission,

         but if such delivery or receipt is not on a day on which business is generally carried on in the place to which such communication is sent or is later than 4.00 p.m. (local time), it shall be deemed to have been duly given or made at the commencement of business on the next such day in that place.

      All Drawdown Notices in respect of a Facility shall be delivered to the relevant Lender's Lending Office for that Facility. Copies of such Drawdown

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

      Notices and all other correspondence to, and other communications with, any Lender shall be delivered to:

            Bank of America National Trust and Savings Association Melbourne Branch
            525 Collins Street
            Melbourne  Vic  3000
            Tel:  9623 6400
            Fax:  9629 1534
            Contact:  General Manager, Corporate Banking

33.2  TO BORROWERS OR FOSTER'S BREWING GROUP

      Any notice required to be given to a Borrower or Foster's Brewing Group shall be deemed given if given to Foster's Brewing Group and that Borrower in accordance with Clause 33 to the following relevant addresses:

            Foster's Brewing Group Limited
            77 Southbank Boulevard,
            Southbank, Victoria, 3006
            Telephone:  (03) 9633 2000
            Fax:        (03) 9633 2634
            Contact:    Vice President, Treasury

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------



            FBG Treasury (UK) PLC
            Montrose House
            Chertsey Boulevard
            Hanworth Lane
            Chertsey
            Surrey KT16 9JX, United Kingdom
            Telephone:  01932 570265
            Fax:        01932 566703
            Contact:    Executive Director

            FBG Treasury (Aust.) Limited
            77 Southbank Boulevard
            Southbank, Victoria, 3006
            Telephone:  (03) 9633 2000
            Fax:        (03) 9633 2634
            Contact:    Vice President, Treasury

            FBG Canadian Treasury Inc.
            175 Bloor Street East
            Suite 706
            North Tower
            Toronto  Ontario  Canada  M4W 3S4
            Telephone:  (416) 921 0055
            Fax:        (416) 921 5357
            Contact:    Treasurer

            FBG Treasury (USA) Inc.
            Suite 200
            103 Foulk Road
            Wilmington
            Delaware  USA 19803
            Telephone:  302-9840286
            Fax:        302-9841771
            Contact:    Alan Hodge

            FBG Treasury (Europe) B.V
            Strawinskylaan 3127,
            1077ZX Amsterdam
            Telephone   31 29425658
            Fax:        31 294256555
            Contact:    Jacques Van Rijn

34.   AUTHORISED OFFICERS

      Each of the Borrowers and Foster's Brewing Group irrevocably authorise each of the Lenders to rely on a certificate by any person purporting to be one of its directors or secretaries, as to the identity and signatures of its Authorised Officers and warrants that those persons have been authorised to

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

      give notices and communications under or in connection with this Agreement.

35.   GOVERNING LAW AND JURISDICTION

         (i) This Agreement is governed by and construed in accordance with the laws of Victoria.

         (ii) The parties to this Agreement irrevocably agree that the courts of Victoria are to have jurisdiction to settle any disputes which may arise out of, or in connection with, this Agreement and that accordingly, any proceeding, suit or action arising out of, or in connection with, this Agreement ("Proceedings") may be brought in such courts. Nothing contained in this Clause shall limit Clause 35 of the Trust Deed or the right of any party to take Proceedings against another party in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

36.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts. All of such counterparts taken together shall be deemed to constitute the one instrument.

37.   ACKNOWLEDGEMENT BY THE BORROWERS AND FOSTER'S BREWING GROUP

      Each of the Borrowers and Foster's Brewing Group confirms that:

         (i) it has not entered into this Agreement in reliance on, or as a result of, any statement or conduct of any kind of or on behalf of a Lender or any Related Company of a Lender (including, without limitation, any advice, warranty, representation or undertaking but excluding the representations in Clause 38); and

         (ii) no Lender nor any Related Company of a Lender is obliged to do anything (including, without limitation, disclose anything or give advice), except as expressly set out in the Relevant Documents.

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

38.   UK LENDER REPRESENTATIONS

38.1  ELIGIBLE BANK WARRANTY

      The First Lender through its UK Lending Office represents and warrants for the benefit of Treasury UK that it is recognised by the Bank of England as an institution whose UK acceptances are eligible for discount at the Bank of England.

38.2  SECTION 349 WARRANTY

      The First Lender represents and warrants, as at the date of this Agreement for the benefit of Treasury UK that it is a Qualifying Lender.

38.3  CEASING TO BE A QUALIFYING LENDER

         (i) The First Lender shall promptly give notice to Treasury UK if it ceases to be a Qualifying Lender.

         (ii) If the First Lender is not or ceases, otherwise than by reason of any change in English law or in its interpretation or application by any competent authority or any change in any extra-statutory or revenue concession, to be a Qualifying Lender, then Treasury UK shall not be liable to pay to the First Lender under Clause 15.5 any amount in excess of the amount it would have been obliged to pay if the First Lender were a Qualifying Lender.

39.   ATTORNEYS

      Each attorney executing this Agreement states that he has no notice of the revocation of his power of attorney.

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------


SCHEDULE 1

LENDING OFFICES


LENDING OFFICE FOR STERLING PAYMENTS AND THE STERLING BILL AND
STERLING CASH ADVANCE FACILITIES

BANK OF AMERICA NATIONAL ASSOCIATION (FORMERLY KNOWN AS BANK OF
AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION)

Address:    26 Elmfield Road

            Bromley

            Kent

            BR1 1WA

Telex:      888412

Fax:        0181 313 2170

Telephone:  0181 313 2168

Attention:  Gary Boom



LENDING OFFICE FOR AUSTRALIAN DOLLAR PAYMENTS AND THE A$ BILL AND
A$ CASH ADVANCE FACILITIES

BANK OF AMERICA NATIONAL ASSOCIATION (FORMERLY KNOWN AS BANK OF
AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION)

Address:    Level 63

            19-29 Martin Place

            SYDNEY   NSW   2000

Telex:      N/A

Fax:        (02) 9221 1023

Telephone:  (02) 9931 4219

Attention:  Annece Salecb



OR

BA AUSTRALIA LIMITED

Address:    Level 632

            19-29 Martin Place

            SYDNEY   NSW   2000

Telex:      N/A

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

Fax:        (02) 9221 1023

Telephone:  (02) 9931 4299

Attention:  Annece Salecb



LENDING OFFICE FOR US$ AND CDN$ PAYMENTS AND THE CDN$ CASH ADVANCE AND US$ CASH ADVANCE FACILITIES

BANK OF AMERICA CANADA

Address:    200 Front Street West

            18th Floor

            TORONTO  ONTARIO  M5H IB6

Telex:      N/A

Fax:        (416) 349 4040

Telephone:  (416) 349 5484/5464

Attention:  Medina Sales de Andrade/Clara McGibbon



LENDING OFFICE FOR EURO PAYMENTS AND THE EURO CASH ADVANCE
FACILITY

BANK OF AMERICA NATIONAL ASSOCIATION (FORMERLY KNOWN AS BANK OF
AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION), AMSTERDAM BRANCH



Address:    Herengracht 459-469

            1017BS Amsterdam

            Netherlands

Fax:        31 20 557 1600

Telephone:  31 20 557 1888

Attention:  Lies Bakewel or Jan Loohuis

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------


SCHEDULE 2

ADDITIONAL DOMESTIC STERLING COSTS

(a) The costs of the compliance with the existing requirements referred to in Clause 7.6(a) will be calculated on the first day of each relevant Funding Period or other period by the First Lender in accordance with the following formulae:

      BY + S(Y - Z) + F x 0.01% per annum = additional domestic Sterling cost
      -------------------------
      100 - (B + S)

      where on the day of application of the formula:

B is the percentage of the First Lender's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the First Lender to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

Y is the rate at which Sterling deposits are offered by the First Lender to leading banks in the London interbank market at or about 11.00 a.m. on that day for the relevant Funding Period;

S is the percentage of the First Lender's eligible liabilities which the Bank of England requires the First Lender to maintain as a special deposit;

Z is the interest rate per annum allowed by the Bank of England on special deposits; and

F is the charge payable by the First Lender to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero expressed in pounds per (pound)1 million of the fee base of the Lender.

(b)   For the purposes of this Schedule 2:

         (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England or under the Bank of England Act; and

         (ii)     "fee base" has the meaning given to it in the Fees
                  Regulations; and

         (iii) "Fees Regulations" means the Banking Supervision (Fees) Regulations 1998 or any other regulations governing the payment of fees for banking supervision.

(c)      (i)      In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B =
                  0.5% and Y = 15%, BY is calculated as 0.5 x 15.

         (ii) A negative result obtained by subtracting Z from Y shall be counted as zero.

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

(d) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e) If the First Lender in its reasonable opinion determines that a change in circumstances (including the imposition of alternative or additional requirements) has rendered, or will render, the formula inappropriate, or inapplicable, the First Lender following consultation with the relevant Borrower shall notify the relevant Borrower of the manner in which the additional domestic Sterling cost will subsequently be calculated. The manner of calculation so notified by the First Lender shall, in the absence of proven error, be binding on all the parties.






EXECUTED in Melbourne.

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------


ANNEXURE A

STERLING DRAWDOWN NOTICE

To:   Bank of America National Trust and
      Savings Association (London Branch)



MULTIPLE OPTION FACILITY - DRAWDOWN NOTICE

We refer to the Facility Agreement dated 1996 (the "Facility Agreement").

Pursuant to Clause 7.1/12.1 of the Facility Agreement:

(1)   we give you irrevocable notice that we wish to draw on ............19 ....
      (the "Drawdown Date");

      [SUCH DATE IS TO BE A BUSINESS DAY]

(2)   the aggregate principal amount to be drawn is(pOuNd)[#];

      SUCH AMOUNT TO COMPLY WITH CLAUSE 2.1]

(3)   we request the following Segments:

FACILITY              PRINCIPAL            FUNDING
                      AMOUNT               PERIOD

*                     **                   ***







*           Sterling Bill or Sterling Cash Advance Facility

**          Principal Amount must comply with Clause 7.1 or 12.1

***         Funding Periods to comply with Clause 4

(4)   we request that the proceeds of the cash advances be
      remitted to account number .......... at ......................... .

[(5) we [enclose]/[irrevocably request you to prepare, complete, draw, sign and deliver on our behalf]/[enclose and irrevocably request you to complete (including inserting the issue and maturity dates), draw, sign, and deliver on our behalf] Bills (details of which appear in Schedule 1 below) drawn by FBG TREASURY (UK) PLC ("Treasury UK") on the Lender.

      We irrevocably request the First Lender to do as follows on ...... 19....:

         (a) in accordance with the Facility Agreement, accept the Bills for the accommodation of Treasury UK.

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

(b)   [debit to the account of Treasury UK styled
      .......................... ........................
      at the ..................................... Branch
      of the First Lender [deduct from the proceeds referred to in (4) above] the amount of the First
      Lender's [acceptance/endorsement] and other fees, any stamp or other documentary or transaction Tax payable on or in respect of the Bills or any other amount owing by Treasury UK to the First Lender under the Facility Agreement but unpaid.

(c)   [complete the name of the payee on the Bills, purchase the
      Bills or at the First Lender's option sell them to
      any person and credit the net proceeds [after
      deducting any moneys payable under (b) above] to the
      Account of Treasury UK styled ......................
      at the ........................... Branch of the
      First Lender;  and]

                              [OR]

(d)   [deliver the accepted Bills to.............................. (a specimen of whose signature appears below).]

                              [OR]

(e)   [deliver the accepted Bills to ............................... (a specimen of whose signature appears below) against the receipt of
      (pound)........... which moneys are to be credited to the account of
      Treasury UK styled .......................... at the
      ................................. Branch of the First Lender.]

(6) We acknowledge that pursuant to Clause 3.4 of the Trust Deed, the representations and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

Expressions defined in the Facility Agreement have the same meaning when used in this Drawdown Notice.



                            SCHEDULE 1


------------ ---------- -------- --------- -------- ------------------
DRAWER'S     DATE       MATURITY FACE      DRAWER'S ACCEPTOR'S/ENDORSER(S)'
NO. OF BILL  EXECUTION  DATE     AMOUNT    NAME     NAME/NAME(S)
------------ ---------- -------- --------- -------- ------------------





For and on behalf of
FBG TREASURY (UK) PLC



By:
[Authorised Officer]
Dated:              , 1996.

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------




ANNEXURE B

A$ DRAWDOWN NOTICE
-------------------------------------------------------------------


To:   [Bank of America National Trust and
      Savings Association (Sydney Branch)]/[BA Australia Limited]



MULTIPLE OPTION FACILITY - DRAWDOWN NOTICE

We refer to the Facility Agreement dated 1996 (the "Facility Agreement").

Pursuant to Clause 8.1/13.1 of the Facility Agreement:

(1)   we give you irrevocable notice that we wish to draw on
      ...................19 .... (the "Drawdown Date");

      [SUCH DATE IS TO BE A BUSINESS DAY]

(2)   the aggregate principal amount to be drawn is A$[     ];

      [SUCH AMOUNT TO COMPLY WITH CLAUSE 2.1]

(3)   we request the following Segments:

FACILITY              PRINCIPAL            FUNDING
                      AMOUNT               PERIOD

*                     **                   ***







*           A$ Bill or A$ Cash Advance Facility
**          Principal Amount must comply with Clause 8.1 or 12.1
***         Funding Periods to comply with Clause 4

(4)   we request that the proceeds of the cash advances be
      remitted to account number .......... at
      ......................... .

[(5) we [enclose]/[irrevocably request you to prepare, complete, draw, sign and deliver on our behalf]/[enclose and irrevocably request you to complete (including inserting the issue and maturity dates), draw, sign, and deliver on our behalf] Bills (details of which appear in Schedule 1 below) drawn by FBG TREASURY (AUST.) LIMITED ("Treasury Aust.") on the Lender.

      We irrevocably request the [First Lender]/[Second Lender]
      to do as follows on ........ 19....:

         (a) in accordance with the Facility Agreement, accept the Bills for the accommodation of Treasury Aust.

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

         (b)      [debit to the account of Treasury Aust. styled
                  .......................... ........................at the
                  ..................................... Branch of the [First
                  Lender]/[Second Lender] [deduct from the proceeds referred to in (4) above] the amount of the [First Lender's]/[Second Lender's] [acceptance/endorsement] and other fees, any stamp or other documentary or transaction Tax payable on or in respect of the Bills or any other amount owing by Treasury Aust. to the [First Lender]/[Second Lender] under the Facility Agreement but unpaid.

         (c) [complete the name of the payee on the Bills, purchase the Bills or at the [First Lender's]/[Second Lender's] option sell them to any person and credit the net proceeds [after deducting any moneys payable under (b) above] to the Account of Treasury Aust. styled ...................... at the
                  ........................... Branch of the [First
                  Lender]/[Second Lender]; and]

                              [OR]

         (d)      [deliver the accepted Bills to ..............................
                  (a specimen of whose signature appears below).]

                              [OR]

         (e)      [deliver the accepted Bills to ...............................
                  (a specimen of whose signature appears below) against the
                  receipt of A$........... which moneys are to be credited to the account of Treasury Aust. styled
                  .......................... at the
                  ................................. Branch of the [First
                  Lender]/[Second Lender].]

(6) We acknowledge that pursuant to Clause 3.4 of the Trust Deed, the representations and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

Expressions defined in the Facility Agreement have the same meaning when used in this Drawdown Notice.



                            SCHEDULE 1


------------ ---------- -------- --------- -------- ------------------
DRAWER'S     DATE       MATURITY FACE      DRAWER'S ACCEPTOR'S/ENDORSER(S)'
NO. OF BILL  EXECUTION  DATE     AMOUNT    NAME     NAME/NAME(S)

------------ ---------- -------- --------- -------- ------------------



For and on behalf of
FBG TREASURY (AUST.) LIMITED



By:
[Authorised Officer]
Dated:              , 1996.

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

ANNEXURE C

CDN$ DRAWDOWN NOTICE



To:   Bank of America Canada



MULTIPLE OPTION FACILITY - DRAWDOWN NOTICE

We refer to the Facility Agreement dated 1996 (the "Facility Agreement").

Under Clause 9.1/14.1 of the Facility Agreement:

(1) we give you irrevocable notice that we wish to draw on 1996 (the "Drawdown Date");

         [SUCH DATE IS TO BE A BUSINESS DAY]

(2)      the aggregate principal amount to be drawn is Cdn$[ ];

         [SUCH AMOUNT TO COMPLY WITH CLAUSE 2.1]

(3)      we request the following Segments:

FACILITY              PRINCIPAL            FUNDING
                      AMOUNT               PERIOD

*                     **                   ***



*           Cdn$ Cash Advance Facility or Banker's Acceptance Facility.
**          Principal Amount must comply with Clause 9.1 or 13.1.
**          Funding Periods to comply with Clause 4.

(4)      we request that the proceeds be remitted to account number ..........
         at .........;

[(5) we [enclose]/[irrevocably request you to prepare, complete, issue and deliver on our behalf]/[enclose and irrevocably request you to complete (including inserting the issue and maturity dates) and issue on our behalf] Banker's Acceptances (details of which appear in Schedule 1 below) drawn by FBG CANADIAN TREASURY INC ("Treasury Canada") on the Third Lender.

         We irrevocably request the Third Lender to do as follows on
         ...................... 19.......

         (f) in accordance with the Facility Agreement, accept the Banker's Acceptances for the account of Treasury Canada;

         (g)      [debit to the account of Treasury Canada styled
                  ......................................... at the
                  ...................................... Branch of the Third
                  Lender]/[deduct from the proceeds referred to in (4) above] the amount of the Third Lender's acceptance [/endorsements] and other fees, any stamp or other documentary or transaction Tax

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------

                  payable on or in respect of the Banker's Acceptances or any other amount owing by Treasury Canada to the Third Lender under the Facility Agreement but unpaid.]

         (h) [complete the name of the payee on the Banker's Acceptances, purchase the Banker's Acceptances or at the Third Lender's option sell them to any person and credit the net proceeds [after deducting any moneys payable under (b) above] to the account of Treasury Canada styled .........................
                  at the ................................ Branch of the Third
                  Letter; and]



                              [OR]

         (i)      [deliver the accepted Bankers Acceptances to
                  ................................... (a specimen of whose
                  signature appears below).]

                              [OR]

         (j)      [deliver the accepted Banker's Acceptances to
                  ..................................... (a specimen of whose signature appears (below).]

(6) we acknowledge that pursuant to Clause 3.4 of the Trust Deed the representations and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

Expressions defined in the Facility Agreement have the same meaning when used in this Drawdown Notice.



                            SCHEDULE 1


------------ ---------- -------- --------- -------- ------------------
DRAWER'S     DATE       MATURITY FACE      DRAWER'S ACCEPTOR'S/ENDORSER(S)'
NO. OF BILL  EXECUTION  DATE     AMOUNT    NAME     NAME/NAME(S)

------------ ---------- -------- --------- -------- ------------------



For and on behalf of FBG CANADIAN TREASURY INC.



By:
[Authorised Officer]
Dated:                        , 1996.

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------


ANNEXURE D

US$ DRAWDOWN NOTICE



To:   Bank of America Canada

MULTIPLE OPTION FACILITY - DRAWDOWN NOTICE

We refer to the Facility Agreement dated 1996 (the "Facility Agreement").

Under Clause 10.1 of the Facility Agreement:

(1) we give you irrevocable notice that we wish to draw on 1996 (the "Drawdown Date");

         [SUCH DATE IS TO BE A BUSINESS DAY]

(2)      the aggregate principal amount to be drawn is US$[ ];

         [SUCH AMOUNT TO COMPLY WITH CLAUSE 2.1]

(3)      we request the following Segments:

FACILITY              FUNDING
                      PERIOD

*                     **

*     Principal Amount must comply with Clause 10.1.
**    Funding Periods to comply with Clause 4.

(4)   we request that the proceeds be remitted to account number
           at             ;

(5) we acknowledge that pursuant to Clause 3.4 of the Trust Deed the representations and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

Expressions defined in the Facility Agreement have the same meaning when used in this Drawdown Notice.



For and on behalf of
[FBG CANADIAN TREASURY INC./FBG TREASURY (USA) INC.]



By:
[Authorised Officer]
Dated:

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------



ANNEXURE E

EURO DRAWDOWN NOTICE



To:   Bank of America [         ]

MULTIPLE OPTION FACILITY - DRAWDOWN NOTICE

We refer to the Facility Agreement dated 1996 (the "Facility Agreement").

Under Clause 11.1 of the Facility Agreement:

(1) we give you irrevocable notice that we wish to draw on 19 (the "Drawdown Date");

         [SUCH DATE IS TO BE A BUSINESS DAY]

(2)      the aggregate principal amount to be drawn is EUR$[ ];

         [SUCH AMOUNT TO COMPLY WITH CLAUSE 2.1]

(3)      we request the following Segments:

FACILITY              FUNDING
                      PERIOD

*                     **



*     Principal Amount must comply with Clause 11.1.
**    Funding Periods to comply with Clause 4.

(4)   we request that the proceeds be remitted to account number
           at             ;

(5) we acknowledge that pursuant to Clause 3.4 of the Trust Deed the representations and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

Expressions defined in the Facility Agreement have the same meaning when used in this Drawdown Notice.



For and on behalf of
[FBG TREASURY (EUROPE) B.V.]



By:
[Authorised Officer]
Dated:

                                                                 ARTHUR ROBINSON
FACILITY AGREEMENT                                               & HEDDERWICKS
--------------------------------------------------------------------------------



ANNEXURE F
VERIFICATION CERTIFICATE

To:   Bank of America National Trust and
      Savings Association, BA Australia Limited and Bank of
      America Canada and [Bank of America?]

MULTIPLE OPTION FACILITY AGREEMENT

I [name] am a [director]/[secretary] of [SPECIFY BORROWER/FOSTER'S BREWING GROUP] [(ACN*)]of [ ] (the "Company").

I refer to the Multiple Option Facility Agreement (the "Facility Agreement") dated * 1996 between you as Lenders, the Company, and [Foster's Brewing Group] and others.

Expressions defined in the Facility Agreement bear the same meaning when used in this Certificate.

I CERTIFY as follows:

1. Attached to this Certificate are true, complete and up to date copies of each of the following:

         (k) the [Memorandum and Articles of Association] [constituent documents] of the Company (marked "A");

         (l) a duly executed power of attorney granted by the Company for the purpose of permitting the execution on behalf of the Company of the Facility Agreement (marked "B"). Such power of attorney has not been revoked by the Company and remains in full force and effect; and

         (m) an extract from minutes of meetings of the directors or of a committee of directors of the Company approving execution, delivery and performance by the Company of the Facility Agreement, appointing attorneys for the purpose of execution of the Facility Agreement, and appointing Authorised Officers of the Company for the purpose of the Facility Agreement (marked "C"). Such resolutions have not been amended, modified or revoked and are in full force and effect.

2. The signatures set out in Schedule 1 are true copies of the signatures of the Authorised Officers of the Company who have been authorised to give notices, certificates and communications under or in connection with the Facility Agreement and, except in the case of Edward Kunkel and Max Nichols, are the persons who have been authorised to sign the Facility Agreement.


BY:
DIRECTOR/SECRETARY
DATED: